Exhibit (k)(11)

Execution Version

NINTH AMENDMENT AGREEMENT

This NINTH AMENDMENT TO THE NOTE PURCHASE AGREEMENT dated as of February 1, 2022 (this “Amendment”) by and between Infinity Core Alternative Fund, a closed-end management investment company organized as a Maryland business trust (the “Issuer”) and UBS AG, Stamford Branch (the “Noteholder”) amends the NOTE PURCHASE AGREEMENT by and between the parties hereto dated as of September 4, 2014, as amended as of June 1, 2015, May 31, 2016, May 26, 2017, May 31, 2018, December 7, 2018, May 28, 2020, July 31, 2020 and August 17, 2021 (and as further amended, supplemented or otherwise modified. the “Note Purchase Agreement”), as in effect on the date hereof.

WITNESSETH:

WHEREAS, pursuant to the Note Purchase Agreement, the Issuer obtained financing through the issuance of a variable funding note to the Noteholder on the terms and conditions set forth therein; and

WHEREAS, pursuant to the Note Purchase Agreement, the Issuer and the Noteholder wish to amend certain provisions of the Note Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§ 1      Definitions. Capitalized terms which are used herein without definition and which are defined in the Note Purchase Agreement shall have the same meanings herein as in the Note Purchase Agreement.

§ 2      Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Noteholder and the Issuer agree that certain sections of the Note Purchase Agreement shall be amended as set forth on Exhibit A to this Amendment. Language being inserted into the applicable section of the Note Purchase Agreement is evidenced by bold and underline formatting. Language being deleted from the applicable section of the Note Purchase Agreement is evidenced by ~~strike-through formatting~~.

§ 3      Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is conditioned upon satisfaction of the following requirement:

(a)	Executed Documents: The Noteholder shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Noteholder (which may include a facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

§ 4      Conditions Subsequent: Within three (3) Business Days of the Effective Date hereof, Issuer shall provide to Noteholder:

(a)	a certificate dated as of the date hereof and signed by an Authorized Officer, (i) confirming that (a) the resolutions duly adopted by the Board of Trustees of the Issuer attached to the officer’s certificate of the Issuer dated September 4, 2014 (the “Authorizing Resolutions”) have not been amended, modified, superseded, revoked or rescinded in any respect and are in full force and effect as of the date hereof and (b) the execution, delivery and performance of this Amendment are fully authorized and approved pursuant to the terms of the Authorizing Resolutions, (ii) attaching a certified copy of a certificate of good standing of the Issuer issued by the Maryland Department of Assessments and Taxation; and (iii) confirming that: (a) at the time of and immediately after giving effect to this Amendment, the representations and warranties of the Issuer set forth in Article III of the Note Purchase Agreement are true and correct (except any such representation or warranty that relates to or is made as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to such specific earlier date); (b) at the time of and immediately after giving effect to this Amendment, no event that constitutes a Default or Event of Default shall have occurred and be continuing or shall result from this Amendment; (c) there have been no material changes to the documents attached to the documents attached to the officer’s certificate of the Issuer dated September 4, 2014; (d) there have been no material changes to (1) the Prospectus, dated July 29, 2016, (2) the Statement of Additional Information, dated July 29, 2016, (3) the Agreement and Declaration of Trust, dated August 15, 2013 and (4) the Investment Management Agreement, dated August 16, 2013, in each case as filed by the Issuer with the Securities and Exchange Commission and (e) no Mandatory Prepayment Event shall have occurred and be continuing or shall result from this Amendment; and

(b)	an incumbency certificate with the title, name and a specimen of the signature of each of the persons authorized by the Authorizing Resolutions to execute this Amendment on behalf of the Issuer.

§ 5      Representations and Warranties. The Issuer represents and warrants that at the time of and immediately after giving effect to this Amendment, the representations and warranties of the Issuer set forth in Article III are true and correct (except any such representation or warranty that relates to or is made as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to such specific earlier date).

§ 6      No Default or Event of Default. The Issuer represents and warrants that at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from such Amendment.

§ 7      Agreement Otherwise Unchanged. Except as herein provided, the Note Purchase Agreement shall remain unchanged and in full force and effect, and each reference to the Note Purchase Agreement (and words of similar import) in the Transaction Documents, shall be a reference to the Note Purchase Agreement as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. For the avoidance of doubt, the parties hereto acknowledge and agree that the Note Purchase Agreement is incorporated into this Amendment by this reference in its entirety, subject to the amendments set forth herein.

§ 8      Effective Date. This Amendment shall become effective as of the date hereof, subject to satisfaction of the conditions set forth in Section 3 (Conditions to Effectiveness of this Amendment) hereof.

§ 9      Governing Law, Submission to Jurisdiction and Waivers. The provisions contained in the Note Purchase Agreement, insofar as they relate to governing law, the submission to the courts specified therein and waivers shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

§ 10      Counterparts and Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature page follows.]

2

lN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

INFINITY CORE ALTERNATIVE FUND,
as Issuer

By:	/s/ John Champagne
	Name:	John Champagne
	Title:	Managing Director

Signature Page to Ninth Amendment to the Note Purchase Agreement

Infinity Core Alternative Fund

UBS AG, STAMFORD BRANCH,
as Noteholder

By:	/s/Chris Cook
Name:	Chris Cook
Title:	Managing Director Global Markets

By:	/s/Ryan Namdar
Name:	Ryan Namdar
Title:	Authorized Signatory

Signature Page to Ninth Amendment to the Note Purchase Agreement

Infinity Core Alternative Fund

EXHIBIT A

[Attached]

Pro Forma

~~Conformed through~~Incorporating

Amendment Nos. ~~1-8 to NPA~~1-9

NOTE PURCHASE AGREEMENT

Dated as of September 4, 2014

by and among

Infinity Core Alternative Fund,

as Issuer

and

UBS AG, STAMFORD BRANCH,

as Noteholder

Relating to a

Variable Funding Floating Rate Note

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS	1

1.1	Defined Terms	1
1.2	Terms Generally	1
1.3	Accounting Terms; U.S. GAAP	2
1.4	Divisions	2
1.5	Rates	2

ARTICLE II

AMOUNT AND TERMS OF COMMITMENT	~~2~~3

2.1	Form of Note and Commitment	~~2~~3
2.2	Drawdowns	~~3~~4
2.3	Covenant to Pay and Extension of Commitment	~~4~~5
2.4	Optional Prepayment	~~4~~5
2.5	Mandatory Prepayment Events	~~5~~6
2.6	Interest	6
2.7	Fees	11
2.8	Break Funding Payments	11
2.9	Increased Costs	12
2.10	Taxes	13
2.11	Mitigation Obligations; Replacement of Noteholder	16
2.12	Payments Generally	17
2.13	Representations of Noteholder; Securities Legend	17
2.14	Issuer Early Termination	18

ARTICLE III

REPRESENTATIONS AND WARRANTIES	~~16~~19

3.1	Organization; Powers	19
3.2	Investment Company	19
3.3	Authorization; Enforceability	19
3.4	No Conflicts	19
3.5	Governmental Approvals	~~17~~20
3.6	Financial Condition	20
3.7	Full Disclosure; No Material Misstatement	20
3.8	No Material Adverse Effect	~~18~~21
3.9	Misconduct	~~18~~21
3.10	Property and Assets	21

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3.11	Security Interest	21
3.12	Affiliated Persons	21
3.13	Indebtedness; Preferred Stock	~~19~~22
3.14	Litigation Matters	22
3.15	Compliance with Laws and Agreements	22
3.16	Anti-Terrorism Law	22
3.17	Securities Act	~~20~~23
3.18	Investment Manager and Sub-Adviser	23
3.19	Key Persons	23
3.20	Taxes	23
3.21	ERISA	~~21~~24
3.22	Subsidiaries	24
3.23	Independent Decisions	24

ARTICLE IV

CONDITIONS	~~22~~25

4.1	Conditions to Effectiveness of Commitment	~~22~~25
4.2	Conditions to Drawdown	26
4.3	Deemed Representation and Warranty	~~24~~27

ARTICLE V

AFFIRMATIVE COVENANTS	27

5.1	Reporting Requirements	27
5.2	Notices of Material Events	~~26~~29
5.3	Maintenance of Insurance	29
5.4	Existence; Conduct of Business	29
5.5	Use of Proceeds	~~27~~30
5.6	Credits to Custody Accounts	~~27~~30
5.7	Regulatory and Tax Status; Payment of Obligations	30
5.8	Books and Records; Inspection Rights	30
5.9	Compliance with Laws	~~28~~31
5.10	Rule 144A(d)(4) Information	~~28~~31
5.11	Compliance with Constituent Documents	31
5.12	Protection of Security Interest	31
5.13	Further Assurances	31
5.14	Custodian Material Adverse Event	~~29~~31
5.15	Borrowing Limitations	~~29~~31

ARTICLE VI

NEGATIVE COVENANTS	32

6.1	Liens	32
6.2	Security Interest	32
6.3	Indebtedness; Preferred Stock	~~30~~32

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6.4	Derivative Transactions	~~30~~32
6.5	Other Accounts	~~30~~32
6.6	Fundamental Changes	~~30~~32
6.7	Service Providers	~~31~~33
6.8	Transactions with Affiliates	~~31~~33
6.9	Restricted Payments	~~31~~33
6.10	VFN Outstanding Amount Limit	33
6.11	ERISA	33
6.12	Disclosure	33
6.13	Change of Residence	~~32~~33
6.14	General Solicitation	~~32~~33

ARTICLE VII

EVENTS OF DEFAULT	34

7.1	Failure to Pay Principal	34
7.2	Failure to Pay Other Amount	34
7.3	Impairment of Security Interest	34
7.4	Breach of Representation or Warranty	34
7.5	Breach of Adjusted LTV Ratio	~~33~~34
7.6	Breach of Default Adjusted LTV Ratio	34
7.7	Excess VFN Outstanding Amount	34
7.8	Portfolio Requirements	35
7.9	Reporting Requirements	35
7.10	Material Adverse Fund Event	~~34~~35
7.11	Regulatory Event	~~34~~35
7.12	Auditor Event	35
7.13	Bankruptcy, Insolvency, etc.	35
7.14	Repudiation or Invalidation of Obligations	~~35~~36
7.15	Custodian Failure to Perform	36
7.16	Issuer Failure to Perform – No Cure Period	36
7.17	Issuer Failure to Perform – Cure Period	36

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ARTICLE VIII

REGISTRATION AND TRANSFER PROVISIONS	37

8.1	Registration, Registration of Transfer, Transfer Restrictions	37
8.2	Mutilated, Destroyed, Lost and Stolen Note	38
8.3	Persons Deemed Owners	38
8.4	Cancellation	38

ARTICLE IX

MISCELLANEOUS	~~39~~39

9.1	Calculation Agent	~~39~~39
9.2	Notices	39
9.3	Waivers; Amendments	40
9.4	Expenses; Indemnity; Damage Waiver	~~41~~41
9.5	Confidentiality	42
9.6	Successors and Assigns	43
9.7	Survival	43
9.8	Counterparts; Integration; Effectiveness	43
9.9	Severability	44
9.10	Right of Setoff	~~44~~44
9.11	Governing Law; Jurisdiction; Consent to Service of Process	44
9.12	~~Waiver of Jury Trial~~WAIVER OF JURY TRIAL	45
9.13	Headings	45
9.14	USA PATRIOT Act	45
9.15	Acknowledgement Regarding Any Supported QFCs	~~46~~46
9.16	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~48~~48

SCHEDULES:

Schedule 1.1 – Defined Terms

Schedule 2.1 – List of Authorized Officers

EXHIBITS:

Exhibit A – Form of Variable Funding Note

Exhibit B – Form of Drawdown Notice

Exhibit C – Form of Transferee Certificate

Exhibit D – Form of Monthly Report

Exhibit E – Investment Guidelines and Portfolio Requirements

Exhibit F – Reserved

Exhibit G – Tax Certificates

Exhibit H – Form of Optional Repayment Notice

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Pro Forma ~~Conformed through~~Incorporating

Amendment Nos. ~~1-8 to NPA~~1-9

This NOTE PURCHASE AGREEMENT, is entered into as of September 4, 2014 by and between Infinity Core Alternative Fund, a closed-end management investment company organized as a Maryland business trust (the “Issuer”) and UBS AG, STAMFORD BRANCH.

W I T N E S S E T H:

WHEREAS, the Issuer desires financing through the issuance of a variable funding note to the Noteholder on the terms and conditions set forth herein; and

WHEREAS, the Noteholder is willing to acquire such variable funding note and to enter into the associated financing commitment, whereby from time to time the Issuer will draw down and repay principal amounts in respect of the note on the terms and conditions provided for herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1	Defined Terms.

Certain capitalized terms used herein that are not otherwise defined in the body of this Agreement or one of the Exhibits hereof shall have the meanings set forth in Schedule 1.1 (Defined Terms) hereof.

1.2	Terms Generally.

The definitions of terms herein or in Schedule 1.1 (Defined Terms) hereof shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3	Accounting Terms; U.S. GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with U.S. GAAP, as in effect from time to time; provided that if the Issuer notifies the Noteholder that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in U.S. GAAP or in the application thereof on the operation of such provision (or if the Noteholder notifies the Issuer that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in U.S. GAAP or in the application thereof, then such provision shall be interpreted on the basis of U.S. GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

1.4	Divisions.

Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.5	Rates.

The Noteholder does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Interest Rate, the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Interest Rate, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Noteholder and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Interest Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Issuer. The Noteholder may select information sources or services in its reasonable discretion to ascertain the Alternate Interest Rate or the Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Issuer or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNT AND TERMS OF COMMITMENT

2.1	Form of Note and Commitment.

(a)	Form of the Note. Concurrently with the execution of this Agreement, the Issuer shall execute and deliver to the Noteholder a Note, substantially in the form of Exhibit A (Form of Variable Funding Note) hereto. The Note shall be issuable in registered form only, and shall be entitled to the benefits of this Agreement and the other Transaction Documents.

(b)	Execution and Cancellation of the Note. The Note shall be executed on behalf of the Issuer by any of its Authorized Officers, and the Issuer shall provide evidence satisfactory to the Noteholder of the authority of such officers to execute the Note on behalf of the Issuer. The signature of such officers may be manual or facsimile. The manual or facsimile signatures on a Note of individuals who were at any time Authorized Officers shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices after the delivery of such Note or did not hold such offices at the date of such Note. Promptly upon the payment in full of all amounts due in respect of the Note and termination of the Commitment, the Noteholder shall return the Note to the Issuer for cancellation. A list of the Authorized Officers and their respective titles is annexed hereto as Schedule 2.1 (List of Authorized Officers), as the same may be updated in writing by the Issuer from time to time.

(c)	Commitment Period. Subject to the terms and conditions of this Agreement, including without limitation the conditions in Sections 4.1 (Conditions to Effectiveness of Commitment) and 4.2 (Conditions to Drawdown), UBS agrees to permit the Issuer, on any Business Day (but not more than two (2) times per calendar month) during the Commitment Period, to draw down principal amounts under this Agreement on any Drawdown Date; provided that the aggregate VFN Outstanding Amount (after giving effect to any such Drawdown) shall not exceed the Maximum Commitment Amount.

(d)	VFN Outstanding Amount. Payments by UBS in accordance with Drawdowns by the Issuer pursuant to Section 2.2 (Drawdowns) shall increase the VFN Outstanding Amount. Repayments to the Noteholder of principal in respect of the Note as set forth herein shall decrease the VFN Outstanding Amount.

2.2	Drawdowns.

(a)	Drawdown Notice. The Issuer shall be permitted to draw down (i) up to 25% of the Maximum Commitment Amount on at least three (3) Business Days prior written notice (each such Drawdown, a “Short Notice Drawdown”) and (ii) up to 100% of the Maximum Commitment Amount on at least thirty-three (33) calendar days prior written notice (each such Drawdown, a “Long Notice Drawdown”), in each case as set forth in this Section 2.2 (Drawdowns). In order to request a Drawdown on any Drawdown Date, the Issuer shall deliver an irrevocable Drawdown Notice, which notice must be received by UBS no later than 11:00 a.m., New York City time, (i) with respect to Short Notice Drawdowns, at least three (3) Business Days prior to such Drawdown Date and (ii) with respect to Long Notice Drawdowns, at least thirty-three (33) calendar days prior to such Drawdown Date. Each Drawdown Notice shall be substantially in the form attached hereto as Exhibit B (Form of Drawdown Notice) and shall specify (i) the applicable Drawdown Date, (ii) the amount being drawn down on such Drawdown Date (the “Drawdown Principal Amount”), (iii) the aggregate VFN Outstanding Amount both before and after giving effect to the Drawdown, (iv) the Gross Portfolio Value, (v) the Eligible Net Asset Value, (vi) the Adjusted LTV Ratio both before and after giving effect to the Drawdown and (vii) whether the Drawdown is a Short Notice Drawdown or a Long Notice Drawdown. Each Drawdown Notice shall certify that the applicable conditions set forth in Section 4.2 (Conditions to Drawdown) have been satisfied.

(b)	Drawdown Principal Amount. The Drawdown Principal Amount for each Drawdown shall be equal to at least $1,000,000 with increments of $1,000,000 thereafter and the purchase price to be paid by UBS pursuant to a Drawdown shall equal 100% of the Drawdown Principal Amount. UBS will cause such Drawdown Principal Amount to be recorded on the Schedule of Drawdowns and Principal Repayments at the Annex of the Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of UBS to make such recordation (or any error in such recordation) shall not affect the obligations of the Issuer hereunder or under the Note.

(c)	Payment to Issuer. UBS will not later than 5:30 p.m., New York City time, on the applicable Drawdown Date make the relevant Drawdown Principal Amount available by wire transfer thereof to the account specified below:

Federal Reserve Bank of Kansas City

ABA:	[***]
BNF Name:	[***]
BNF A/C:	[***]
OBI Field:	[***]
BBK Field::

2.3	Covenant to Pay and Extension of Commitment.

(a)	Repayment. Subject to the terms set forth herein, the Issuer hereby unconditionally promises to pay to the Noteholder on the Maturity Date (subject to acceleration as provided in this Agreement) the VFN Outstanding Amount (together with any Accrued Interest, any Commitment Fee (as applicable) and any other costs, fees or other amounts due or payable by the Issuer to the Noteholder under the Transaction Documents).

(b)	Renewal. Effective as of each Renewal Date, the then scheduled Maturity Date shall be extended (a “Maturity Date Extension”) by an additional six months, and the Calculation Agent shall notify the Issuer of the new Maturity Date; provided that no such Maturity Date Extension shall occur if either party notifies the other party in writing prior to the relevant Renewal Date that it elects not to extend the Maturity Date. It is the intention of the parties that at no time shall the term of the Transaction exceed 365 days, and the Calculation Agent shall adjust each new Maturity Date as it determines necessary to effect such intention.

2.4	Optional Prepayment.

(a)	Prepayment Right. The Issuer shall have the right, on any Business Day (but not more than two (2) times per calendar month), to prepay, subject to Section 2.8 (Break Funding Payments), all or a portion of the VFN Outstanding Amount together with any Accrued Interest thereon (an “Optional Prepayment”), subject to prior notice in accordance with paragraph (b) of this Section (Optional Prepayment). Any Optional Prepayment for less than all of the VFN Outstanding Amount shall be for a portion of the VFN Outstanding Amount equal to at least $1,000,000 and increments of $1,000,000 thereafter. All Optional Prepayments shall be applied first to repayment of Short Notice Drawdowns until all Short Notice Drawdowns shall be repaid in full. After prepayment in full of Short Notice Drawdowns, all Optional Prepayments shall be applied to repayment of Long Notice Drawdowns. The Noteholder will record the amount of the Optional Prepayment to the Noteholder on the Schedule of Drawdowns and Principal Repayments on the Annex of the Note; provided that the failure of the Noteholder to make such recordation (or any error in such recordation) shall not affect the obligations of the Issuer hereunder or under the Note.

(b)	Notice and Amount of Optional Prepayment. The Issuer shall notify the Noteholder by telephone (confirmed in writing) of any Optional Prepayment, not later than 11:00 a.m., New York City time, not less than three (3) Business Days before the date of the Optional Prepayment (the “Optional Prepayment Date”). Each such notice shall be irrevocable and shall specify (i) the Optional Prepayment Date, which in all cases shall be a Business Day, (ii) the VFN Outstanding Amount to be prepaid and (iii) the Accrued Interest to be prepaid.

(c)	Continuing Commitment. Subject to the terms and conditions of this Agreement, amounts prepaid by the Issuer pursuant to this Section 2.4 (Optional Prepayment) may be subsequently drawn down.

2.5	Mandatory Prepayment Events.

Each of the following shall constitute a “Mandatory Prepayment Event”:

(a)	Illegality Event. Upon delivery of a written notice from the Noteholder to the Issuer of the occurrence of an Illegality Event, the Commitment shall be permanently terminated and, within the earlier of the date required by law or ninety (90) days following delivery of such notice, the Issuer shall prepay the VFN Outstanding Amount of the Note at a price of 100% together with any Accrued Interest, any Commitment Fee and any other costs, fees or other amounts due or payable by the Issuer under the Transaction Documents. For the avoidance of doubt, the Early Termination Fee shall not be due and payable by the Issuer if the Commitment is permanently terminated due the occurrence of an Illegality Event.

(b)	Excess VFN Outstanding Amount. If on any day the aggregate VFN Outstanding Amount shall exceed the Maximum Commitment Amount (such difference, the “Excess VFN Outstanding Amount”), the Issuer shall within two (2) Business Days prepay an amount not less than the Excess VFN Outstanding Amount.

2.6	Interest.

(a)	Accrued Interest. In respect of the Note, interest shall accrue daily on the VFN Outstanding Amount at a rate determined by the Calculation Agent equal to (i) the Benchmark plus the Spread ~~multiplied by (ii) the actual number of days in the Interest Period and divided by (iii) 360~~ (such interest, the “Accrued Interest”). Accrued Interest, unless otherwise paid earlier on the terms provided in this Agreement for early repayment, shall be paid on the Interest Payment Date related to each Interest Period. Each change in the rate of interest for the Note shall become effective, without prior notice to the Issuer, automatically as of the opening of business of Calculation Agent on the date of said change. The determination of the Benchmark by Calculation Agent shall be conclusive in the absence of manifest error.

(b)	~~Applicable Interest Rate. Subject to the other provisions of this Section 2.6 (Interest), “Applicable Interest Rate” with respect to each Interest Period shall mean the rate for three-month deposits in U.S. dollars for that Interest Period as determined by the Calculation Agent by reference to the rate published on Reuters Page LIBOR01 (or any successor page) as of 11:00 a.m., London time, two London Banking Days prior to the first day of such Interest Period. In the event of non publication of such rate by Reuters, the Calculation Agent shall reference the rate for three-month deposits in U.S. dollars for the relevant period as determined from the Bloomberg Page <USSW>GO (or any successor page) as of 11:00 a.m., London Time, two London Banking Days prior to the first day of such Interest Period. Notwithstanding the foregoing, the Applicable Interest Rate shall not be less than zero.~~ Daily Simple SOFR Benchmark Replacement Conforming Changes. In connection with the use or administration of Daily Simple SOFR, the Calculation Agent after consulting with the Issuer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Documents, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Calculation Agent will promptly notify the Issuer and the Noteholder of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR.

(c)	~~Interpolated Interest Rate. With respect to a relevant period that is scheduled to be longer or shorter than three calendar months, the Benchmark will be determined by the Calculation Agent in the manner set forth above using straight line interpolation by reference to two rates, one of which shall be the rate that appears for deposits of a period next shorter than the relevant period and one that appears for deposits of a period next longer than the relevant period.~~[Reserved].

(d)	[Reserved].

(e)	~~(d) Unable to Determine Applicable Interest Rate. If at any time~~Alternate Interest Rate. If the Calculation Agent~~, in its reasonable discretion,~~ determines (i) that adequate and reasonable means do not exist for determining the Benchmark for a relevant period ~~in~~pursuant to the ~~manner set forth above, the Calculation Agent shall determine the Benchmark by reference to the rate at which U.S. dollar denominated borrowings are offered by UBS AG, London Branch in the London interbank market on the date that is two London Banking Days prior to the first day of the relevant period.~~

~~(e)~~	~~Alternate Interest Rate. If the Calculation Agent determines prior to the commencement of any Interest Period or prior to any Drawdown Date (i) that dollar deposits in the principal amounts comprising the VFN Outstanding Amount~~ or the ~~Drawdown Amount (as applicable) are not generally available in the London interbank market~~definition thereof, or (ii) that the ~~rates at which such dollar deposits are being offered~~Benchmark will not adequately and fairly reflect the cost to the Noteholder of funding such VFN Outstanding Amount or Drawdown Principal Amount during the relevant period, then, for so long as the Calculation Agent determines such condition to exist, the Benchmark shall be a rate per annum equal to the Alternate Interest Rate.

~~(f)~~	Spread. The “Spread” shall be [***]% per annum.

~~(g)~~	Maximum Rate. In no event shall the interest charged with respect to the Note or any other obligations of the Issuer hereunder exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction (the “Maximum Rate”). If the Noteholder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Drawdowns or, if it exceeds unpaid principal, refunded to the Issuer. In determining whether the interest contracted for, charged or received by the Noteholder exceeds the Maximum Rate, the Noteholder may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder

~~(h)~~	Default Interest. Notwithstanding the foregoing, if (i) a breach of the Maximum Adjusted LTV Ratio has occurred, or (ii) an Event of Default has occurred, interest shall accrue daily on the VFN Outstanding Amount of the Note, from and including the date of such breach or Event of Default, as the case may be, to but excluding the date such breach or Event of Default, as the case may be, is no longer continuing, at a rate per annum equal to [***]% plus the rate (including the Spread) otherwise applicable to the Note as provided herein (as if no Event of Default had occurred). Such interest shall accrue daily and shall be compounded monthly.

~~(i)~~	Benchmark Replacement Setting. ~~Notwithstanding anything to the contrary herein or in any other Transaction Document:~~

~~(i)~~	~~Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the Applicable Interest Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month the Applicable Interest Rate tenor settings. On the earlier of (i) the date that all Available Tenors of the Applicable Interest Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is the Applicable Interest Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Transaction Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

~~(ii)~~	~~Replacing Future Benchmarks. Upon~~

(i)	Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the ~~Benchmark Replacement will~~Noteholder and the Issuer may amend this Agreement to replace the then-current Benchmark ~~for all purposes hereunder and under any Transaction Document in~~with a Benchmark Replacement. Any such amendment with respect ~~of any~~to a Benchmark ~~setting~~Transition Event will become effective at ~~or after~~ 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the~~ Noteholder ~~without any~~has posted such proposed amendment to~~, or further action or consent of any other party to, this~~ Agreement or any other ~~Transaction Document so long as the Calculation Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Noteholder. At any time that the administrator~~ the Issuer. No replacement of ~~the then-current~~a Benchmark has permanently or ~~indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Issuer may revoke any request for a borrowing of, conversion to or continuation of Drawdowns to be made, converted or continued that would bear interest by reference to such Benchmark until the Issuer’s receipt of notice from the Calculation Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Issuer will be deemed to have converted any such request into a request for a borrowing of Drawdowns bearing interest at the Alternate Interest Rate plus the Spread~~with a Benchmark Replacement pursuant to this Section 2.6(i)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)	~~(iii)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation ~~and administration~~ of a Benchmark Replacement, the ~~Calculation Agent~~Noteholder will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii)	~~(iv)~~ Notices; Standards for Decisions and Determinations. The ~~Calculation Agent~~Noteholder will promptly notify the Issuer ~~and the Noteholder~~ of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Conforming Changes~~. The Noteholder will notify the Issuer of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.6(i)(iv) (Unavailability of Tenor of Benchmark) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by ~~the Calculation Agent or, if applicable,~~ the Noteholder pursuant to this Section 2.6(i), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.6(i).

(iv)	~~(v)~~ Unavailability of Tenor of Benchmark~~. At~~. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate ~~(including Term SOFR or the Applicable Interest Rate), then the Calculation Agent may remove~~and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Noteholder in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Noteholder may modify the definition of “Interest Period” (or any similar or analogous definition) for any ~~tenor of such~~ Benchmark ~~that is~~settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) ~~settings and (ii) the Calculation Agent may reinstate any such previously removed tenor~~or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement) ~~settings~~, then the Noteholder may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)	Benchmark Unavailability Period. Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Issuer may revoke any request for a borrowing of, conversion to or continuation of Drawdowns to be made, converted or continued that would bear interest by reference to such Benchmark during any Benchmark Unavailability Period and, failing that, the Issuer will be deemed to have converted any such request into a request for a borrowing of Drawdowns bearing interest at the Alternate Interest Rate plus the Spread and (ii) any outstanding affected Drawdowns will be deemed to have been converted into Drawdowns bearing interest at the Alternate Interest Rate plus the Spread.

2.7	Fees.

(a)	Commitment Fee. The Issuer agrees to pay a fee to UBS in respect of each Interest Period which shall be paid on each Interest Payment Date, in an amount equal to (i) the average daily amount by which the Maximum Commitment Amount exceeds the aggregate VFN Outstanding Amount multiplied by (ii) [***]% multiplied by (iii) the actual number of days in the relevant Interest Period and divided by (iv) 360 (such fee, the “Commitment Fee”).

(b)	Early Termination Fee. If the Commitment is terminated for any reason other than an Illegality Event prior to the Maturity Date, the remainder of the Commitment Fee shall be accelerated, and the Issuer agrees to pay to UBS on the date of such termination (in addition to any other amounts payable by the Issuer hereunder) an amount equal to the Early Termination Fee.

2.8	Break Funding Payments.

In the event of the repayment of any principal amount on the Note other than on an Interest Payment Date (including, but not limited to, as a result of a Mandatory Prepayment Event, an Optional Prepayment, an Issuer Early Termination ~~or~~, an Event of Default or the occurrence of a Benchmark Replacement Date), the Issuer shall compensate the Noteholder for the loss, cost and expense attributable to such event; such loss, cost or expense to the Noteholder shall be deemed to include, but shall not be limited to, an amount determined by the Noteholder to be the excess, if any, equal to (i) the amount of interest at the Benchmark plus the Spread that would have been applied to the relevant principal amount had such event not occurred and which would have accrued on such principal amount for the period from the date of such event to the last day of the relevant Interest Period, over (ii) the amount of interest which would accrue on such principal amount at the Benchmark plus the Spread with a designated maturity equal to the number of days from such event to the end of the relevant Interest Period. A certificate of the Noteholder setting forth any amount or amounts that the Noteholder is entitled to receive pursuant to this Section 2.8 (Break Funding Payments) shall be delivered to the Issuer and shall be conclusive absent manifest error. The Issuer shall pay the Noteholder the amount shown as due on any such certificate within five (5) Business Days after receipt thereof.

2.9	Increased Costs.

(a)	Increased Costs. If any Change in Law shall:

(i)	Reserves: impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Noteholder; or

(ii)	Taxes: subject the Noteholder to any Taxes (other than Indemnified Taxes and Taxes described in clauses (iii)-(v) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)	Other Condition: impose on the Noteholder ~~or the London interbank market~~ any other condition affecting this Agreement or the Note;

and the result of any of the foregoing shall be to increase the cost to the Noteholder of maintaining the Commitment or holding the Note, or to reduce the amount of any sum received or receivable by the Noteholder hereunder or under the Note (whether of principal, interest or otherwise), then the Issuer will pay to the Noteholder such additional amount or amounts as will compensate the Noteholder for such additional costs incurred or reduction suffered.

(b)	Reduced Rate of Return. If the Noteholder determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Noteholder’s capital or on the capital of the Noteholder’s holding company, if any, as a consequence of this Agreement or the Note to a level below that which the Noteholder or the Noteholder’s holding company could have achieved but for such Change in Law (taking into consideration the Noteholder’s policies and the policies of the Noteholder’s holding company with respect to capital adequacy), then from time to time the Issuer will pay to the Noteholder such additional amount or amounts as will compensate the Noteholder or the Noteholder’s holding company for any such reduction suffered.

(c)	Certificate Conclusive. A certificate of the Noteholder setting forth the amount or amounts necessary to compensate the Noteholder or its holding company, as the case may be, as specified in paragraph (a) and (b) shall be delivered to the Issuer and shall be conclusive absent manifest error. The Issuer shall pay to the Noteholder the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)	Notification. The Noteholder shall promptly notify the Issuer of (i) any Change in Law of which it actually becomes aware for which it determines to demand compensation under this Section 2.9 (Increased Costs) or (ii) any proposed Change in Law of which it becomes aware that might lead to a demand for compensation under this Section 2.9 (Increased Costs). The failure or delay on the part of the Noteholder to provide notification to the Issuer or to demand compensation pursuant to this Section 2.9 (Increased Costs) shall not constitute a waiver of the Noteholder’s right to demand such compensation; provided that the Issuer shall not be required to compensate the Noteholder pursuant to this Section 2.9 (Increased Costs) for any increased costs or reductions incurred more than 365 days prior to the date that the Noteholder notifies the Issuer of the Change in Law giving rise to such increased costs or reductions and of the Noteholder’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.10	Taxes.

(a)	Tax Gross-Up. Any and all payments by or on account of any obligation of the Issuer hereunder or under the Note or this Agreement or any Transaction Document shall be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by applicable law. If under any applicable law the Issuer shall be required to deduct or withhold any Taxes from such payments, then (a) the Issuer shall make all such deductions or withholdings, (b) the Issuer shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (c) if such Tax is an Indemnified Tax, the sum payable by the Issuer shall be increased as necessary (the “Additional Amount”) so that after making all required deductions and withholdings (including deductions and withholdings applicable to Additional Amounts payable under this Section 2.10 (Taxes)) the Noteholder receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)	Payment of Other Taxes. The Issuer shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)	Tax Indemnity. The Issuer shall indemnify and accordingly reimburse the Noteholder, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Noteholder, as the case may be, on or with respect to any payment by or on account of any obligation of the Issuer hereunder or under the Note or this Agreement or any Transaction Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10 (Taxes)) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuer by the Noteholder shall be conclusive absent manifest error.

(d)	Evidence. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Issuer to a Governmental Authority, the Issuer shall deliver to the Noteholder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Noteholder.

(e)	Refunds. If the Noteholder determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Issuer or with respect to which the Issuer has paid Additional Amounts pursuant to this Section 2.10 (Taxes), it shall promptly pay over such refund to the Issuer (but only to the extent of indemnity payments made, or Additional Amounts paid, by the Issuer under this Section 2.10 (Taxes) with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Noteholder and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Issuer, upon the request of the Noteholder, agrees to repay the amount paid over to the Issuer pursuant to this Section 2.10(e) (Refunds) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Noteholder in the event the Noteholder is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.10(e) (Refunds), in no event will the Noteholder be required to pay any amount to the Issuer pursuant to this Section 2.10(e) (Refunds), the payment of which would place the Noteholder in a less favorable net after-tax position than the Noteholder would have been in if any indemnification payment or Additional Amounts giving rise to such refund had never been paid. This Section 2.10 (Taxes) shall not be construed to require the Noteholder to make available its tax returns (or any other information relating to its Taxes which it deems confidential in its sole and absolute discretion) to the Issuer or any other Person.

(f)	Delivery of Tax Forms. (i) The Noteholder, if entitled to an exemption from or reduction of, withholding Tax in respect of payments made under this Agreement, shall deliver to the Issuer, at the time or times reasonably requested by the Issuer, such properly completed and executed documentation reasonably requested by the Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Issuer, the Noteholder shall deliver such other documentation prescribed by applicable law or reasonably requested by the Issuer as will enable the Issuer to determine whether or not the Noteholder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section (ii)(A), (ii)(B) and (ii)(C) below) shall not be required if in the Noteholder’s reasonable judgment such completion, execution or submission would subject such Noteholder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Noteholder.

(ii) Without limiting the generality of the foregoing,

(A)            a Noteholder that is a U.S. Person shall deliver to the Issuer on or prior to the date on which such Noteholder becomes a Noteholder under this Agreement (and from time to time thereafter upon reasonable request of the Issuer) executed originals of Internal Revenue Service Form W-9; and

(B)            a Foreign Noteholder that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to payments hereunder or under any other Transaction Document shall deliver to the Issuer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Noteholder becomes a Noteholder (and from time to time thereafter upon the reasonable request of the Issuer), but only if such Foreign Noteholder is legally entitled to do so, whichever of the following is applicable:

(1)            executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)	executed originals of Internal Revenue Service Form W-8ECI,

(3)            executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation from each beneficial owner or partner of such Noteholder, or

(4)            in the case of a Foreign Noteholder claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of the relevant certificate in Exhibit G (Tax Certificates) to the effect that such Foreign Noteholder is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code or the Agreement is not, with respect to the Noteholder, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section, (B) a “10 percent shareholder” of an Issuer within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable.

(C)            If a payment made to a Noteholder under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Noteholder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Noteholder shall deliver to the Issuer at the time or times prescribed by law and at such time or times reasonably requested by the Issuer such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such Noteholder has complied with such Noteholder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)	Each Noteholder agrees that if any form or certification it previously delivered becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer in writing of its legal inability to do so.

2.11	Mitigation Obligations; Replacement of Noteholder.

(a)	Change of Office. If any Noteholder requests compensation under Section 2.9 (Increased Costs), or if the Issuer is required to indemnify any Noteholder or to pay any Additional Amount to any Noteholder or any Governmental Authority for the account of any Noteholder pursuant to Section 2.10 (Taxes), then, at the request of the Issuer, the Noteholder shall use reasonable efforts to designate a different investing office for its Note hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Noteholder, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.9 (Increased Costs) or Section 2.10 (Taxes), as the case may be, in the future and (b) would not subject the Noteholder to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Noteholder. The Noteholder shall not make any such designation or assignment without prior notice to the Issuer. The Issuer hereby agrees to pay all reasonable costs and expenses incurred by the Noteholder in connection with any such designation or assignment.

(b)	Mandatory Transfer. If any Noteholder requests compensation under Section 2.9 (Increased Costs), or if the Issuer is required to indemnify any Noteholder or to pay any Additional Amount to any Noteholder or any Governmental Authority for the account of any Noteholder pursuant to Section 2.10 (Taxes), and the Noteholder is unable or unwilling to designate a different investing office in accordance with Section 2.11(a) (Change of Office), then the Issuer may, at its sole expense and effort, upon notice to the Calculation Agent and the Noteholder, require the Noteholder to transfer, without recourse, its Note and all its interests, rights and obligations under this Agreement (other than its existing rights to payments pursuant to Section 2.9 (Increased Costs) or Section 2.10 (Taxes)) to a Transferee in accordance with Section 8.1 (Registration, Registration of Transfer, Transfer Restrictions); provided that (a) the Noteholder shall have received payment of an amount equal to the VFN Outstanding Amount of the Noteholder’s Note, Accrued Interest thereon and all other amounts then due and payable to it hereunder, from the designated Transferee (to the extent of such outstanding principal and Accrued Interest thereon) or the Issuer (in the case of all other amounts) and (b) in the case of any such transfer resulting from a claim for compensation under Section 2.9 (Increased Costs) or payments required to be made pursuant to Section 2.10 (Taxes), such transfer will eliminate such compensation or payments. The Noteholder shall not be required to make any such transfer if, prior thereto, as a result of a waiver by the Noteholder or otherwise, the circumstances entitling the Issuer to require such transfer cease to apply.

2.12	Payments Generally.

(a)	Payments. The Issuer shall make each payment required to be made by it hereunder to the Noteholder prior to 12:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Noteholder, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars and shall be made to the account specified below:

To:	[***]
ABA #:	[***]
A/C Name:	[***]
A/C #:	[***]
Attn:	[***]
Ref:	[***]

(b)	Application of Payments. If at any time insufficient funds are received by the Noteholder to pay fully all amounts of principal, interest and fees then due hereunder to the Noteholder, such funds shall be applied (i) first, towards payment of Accrued Interest and other fees (including any Commitment Fee), costs or amounts then due or payable, and (ii) second to the payment of the principal then due or payable.

2.13	Representations of Noteholder; Securities Legend.

(a)	Noteholder Representation. The Noteholder understands that the Note has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Note. The Noteholder represents that (i) it is a Qualified Institutional Buyer and a Qualified Purchaser and (ii) it is acquiring the Note for its own account. These representation are deemed to continue and be in force and effect throughout the term of this Agreement.

(b)	Legend. The Noteholder understands that the Note issued hereunder will contain the following legend limiting sales and transfers:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR A REGULATORY AUTHORITY OF ANY STATE. THIS NOTE HAS BEEN OFFERED AND SOLD PRIVATELY. THE OWNER HEREOF ACKNOWLEDGES THAT THIS NOTE IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE OFFERED OR SOLD EXCEPT IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION TO A TRANSFEREE THAT (A) THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“QUALIFIED PURCHASER”), AND (C) IS AN AFFILIATE OF THE SELLER OR, IF NOT AN AFFILIATE OF THE SELLER, HAS PREVIOUSLY DELIVERED A CERTIFICATE TO THE ISSUER SUBSTANTIALLY IN THE FORM OF EXHIBIT C (FORM OF TRANSFEREE CERTIFICATE) TO THE NOTE PURCHASE AGREEMENT.

2.14	Issuer Early Termination.

The Issuer may, on not less than 90 days’ prior written notice to the Noteholder, elect to terminate the Commitment in whole (but not in part) (an “Issuer Early Termination”) on the last Business Day of any calendar quarter (the effective date of such termination, the “Issuer Early Termination Date”). On the Issuer Early Termination Date, the Commitment shall terminate and the Issuer shall pay to the Noteholder the VFN Outstanding Amount, together with any Accrued Interest, any Commitment Fee and any other costs, fees or other amounts due or payable by the Issuer under the Transaction Documents (including, for the avoidance of doubt, the Early Termination Fee and amounts due to the Noteholder under Section 2.8 (Break Funding Payments)).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants to the Noteholder that as of the date hereof and as of the date of each Drawdown Notice:

3.1	Organization; Powers.

The Issuer (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals, all of which are in full force and effect, required to carry on its business as now being conducted and as proposed to be conducted (including without limitation to enter into the Transaction) and (iii) is duly qualified and in good standing in all jurisdictions where such qualification is required, except for qualifications the lack of which could not reasonably be expected to result in a Material Adverse Effect.

3.2	Investment Company.

The Issuer is registered as a non-diversified, closed-end management investment company under the Investment Company Act.

3.3	Authorization; Enforceability.

The Transaction is within the powers of the Issuer and has been duly and validly authorized by all necessary action and requires no other proceedings or actions by the Issuer. Each of the Transaction Documents and the Custody Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4	No Conflicts.

The Transaction (i) will not violate any applicable law or regulation (including the Investment Company Act) of any Governmental Authority having jurisdiction over the Issuer or any of the Issuer’s Constituent Documents or any order, writ, injunction or decree of any Governmental Authority applicable to the Issuer, (ii) will not violate, conflict with or result in a default under any indenture, agreement or other instrument binding upon the Issuer or any of its assets, or give rise to a right thereunder to require any payment to be made by the Issuer, and (iii) will not result in the creation or imposition of any Lien on any of its assets (now owned or hereafter acquired), except for Liens in favor of the Secured Party created pursuant to the Security Documents.

3.5	Governmental Approvals

No consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person is or will be required in connection with (a) the Transaction, (b) the grant to the Secured Party of a legal, valid and enforceable security interest in all of the Collateral, (c) its Constituent Documents, or laws, statutes, rules and regulations or orders applicable to, it or any Collateral or (d) any indenture, agreement or other instrument binding upon it or any of the Collateral, except for such as have been obtained or made are in full force and effect and any filings contemplated by the Security Documents.

3.6	Financial Condition.

(a)	The Issuer has delivered to the Noteholder copies of its most recent annual consolidated balance sheet together with the related statements of income, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Issuer in accordance with U.S. GAAP consistently applied (collectively, the “Financial Statements”). The Financial Statements (i) were prepared in accordance with the Issuer’s books of account and records, (ii) present fairly the financial condition and results of operations and cash flows of the Issuer as at the dates and for the periods covered in them as stated, and the results of its operations and its sources and applications of funds for the fiscal period then ended and (iii) have been prepared in accordance with U.S. GAAP applied consistently throughout the periods involved.

(b)	The Issuer is, individually and together with its Affiliates, Solvent.

3.7	Full Disclosure; No Material Misstatement.

The Issuer has disclosed to the Noteholder all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (a) the Constituent Documents or (b) any other report, financial statement, exhibit, schedule or other information furnished by the Issuer or on the Issuer’s behalf to the Noteholder in connection with the negotiation of any Transaction Document or included therein or delivered pursuant thereto contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.8	No Material Adverse Effect.

Other than general economic conditions, there has been no development or event nor any prospective development or event which has had or could reasonably be expected to have a Material Adverse Effect.

3.9	Misconduct.

None of the Issuer, the Investment Manager or the Sub-Adviser or any Affiliate, officer, employee, or agent of such entity (i) is subject to any action, investigation, inquiry, suit or other proceeding by or before any arbitrator, self-regulatory organization or Governmental Authority for reasons of any alleged wrongdoing, breach of any law, rule or any regulation or other similar reason or (ii) is accused, by any Person, of wrongdoing, fraud, breach of any law, rule or any regulation or other similar conduct.

3.10	Property and Assets.

The Issuer has good and marketable title to all of its property and assets free and clear of any Liens, other than Liens in favor of the Secured Party created pursuant to the Security Documents and Permitted Liens. The Issuer has acquired or shall acquire its ownership in the Collateral in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the UCC). The Issuer does not own any real property. Other than pursuant to the Security Documents, the Issuer has not made or authorized any registrations, filings or recordations in any jurisdictions involving a security interest in any Collateral.

3.11	Security Interest.

The Security Documents, together with the filing of a UCC-1 financing statement with the Maryland Department of Assessments and Taxation, are effective to create in favor of the Secured Party a legal, valid and continuing Lien in the Collateral and such Lien constitutes a first priority perfected and continuing Lien on the Collateral, securing the payment of the Secured Obligations and enforceable against the Issuer and all third parties; all filings and other actions necessary to perfect the Secured Party’s security interest in the Collateral have been duly made or taken and are in full force and effect. Other than in respect of Liens created pursuant to the Security Documents, the Issuer does not have any registrations, filings, recordations, or agreements granting “control” (as provided in Section 9-106 of the UCC), in any of the Collateral, including, without limitation, the filings of UCC-1 financing statements or any other encumbrances.

3.12	Affiliated Persons.

To the best knowledge of the Issuer, the Issuer, together with its respective Affiliates, is not an “Affiliated Person” (as defined in the Investment Company Act) of the Noteholder.

3.13	Indebtedness; Preferred Stock.

(a)	The Issuer has no Indebtedness outstanding other than the Note. The Note constitutes a direct, senior and secured obligation with full recourse to the Issuer.

(b)	The Issuer is not subject to any applicable law or regulation (other than the Investment Company Act) or other restriction (whether contractual, specified in its Constituent Documents or otherwise) which limits its ability to incur indebtedness. The Issuer has not entered into any agreement with any Governmental Authority limiting its ability to incur indebtedness.

(c)	The Issuer does not have outstanding any Preferred Stock.

3.14	Litigation Matters.

There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer, the Investment Manager, the Sub-Adviser or any of their respective employees, Affiliates, or assets (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that purport to affect, pertain to in any manner or call in question the validity or enforceability of this Agreement, the Note, the Collateral, the Transactions, the Custody Agreement or any of the Transaction Documents.

3.15	Compliance with Laws and Agreements.

Each of the Issuer, the Investment Manager and the Sub-Adviser is in compliance (i) with all laws and all regulations, orders, writs, injunctions and decrees of any Governmental Authority applicable to it or its property and the continued operation of its properties and assets as currently conducted will not violate any laws, regulations, orders, writs, injunctions and decrees of any Governmental Authority and (ii) all indentures, agreements and other instruments binding upon it or its property, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.16	Anti-Terrorism Law.

(a)	Each of the Issuer and, to the Issuer’s knowledge, each of the Issuer’s Affiliates and each of their respective officers or directors, is in compliance in all material respects with any Anti-Terrorism Law.

(b)	Neither of the Issuer or any Permitted Fund or, to the best knowledge of the Issuer, any director or officer of the Issuer or any Permitted Fund (i) is currently subject to any economic sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions; and the Issuer will not directly or indirectly use or make available the proceeds of any Drawdown to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.

3.17	Securities Act.

Assuming the accuracy of the representations and warranties of, and the information provided by, the Noteholder herein, the offer, sale and issuance of the Note as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Issuer nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. None of the Issuer or any of its Affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the sale or offer of the Note. The Note is not and will not, when issued, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, as described in Rule 144A(d)(3) under the Securities Act.

3.18	Investment Manager and Sub-Adviser.

Both the Investment Manager and the Sub-Adviser are currently registered under the U.S. Investment Advisers Act of 1940 (as amended from time to time). The Investment Manager is in compliance in all material respects with the terms of its investment advisory agreement with the Issuer. The Sub-Adviser is in compliance in all material respects with the terms of its investment sub-advisory agreement with the Issuer and the Investment Manager.

3.19	Key Persons.

The Key Persons are involved in the day to day operations of the Issuer.

3.20	Taxes.

(a)	RIC. The Issuer is and always has been a RIC.

(b)	Tax Return. The Issuer has timely filed or caused to be filed all income tax returns and all other tax returns and information required to have been filed and has paid all taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Issuer has set aside on its books adequate reserves in accordance with U.S. GAAP; no tax Lien has been filed against the Issuer and, to the knowledge of the Issuer, no claim is being asserted, with respect to any such tax, fee or other charge.

(c)	Withholding. The Issuer is not required to make any deduction for or on account of Indemnified Taxes from any payment it may make under the Note.

(d)	Jurisdiction. The Issuer is a Maryland business trust registered under the Investment Company Act as a non-diversified, closed-end management investment company and is a United States Person within the meaning of Section 7701(a)(30) of the Code.

3.21	ERISA.

The following representations shall be repeated on each day during the term of this Agreement:

(a)	No ERISA Affiliates. The Issuer does not have any ERISA Affiliates.

(b)	No Employee Plans or Multiemployer Plans. The Issuer has not during the past six years maintained, contributed to or had an obligation to contribute to any Employee Plans or Multiemployer Plans and does not have any present intention to do so.

(c)	No Plan Assets. The Issuer is not and will not be (i) an “employee benefit plan” as defined in and subject to Title I ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, (iii) a plan or arrangement subject to any law, rule or regulation substantially similar to Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code (“Similar Law”) or (iv) a person or entity considered to hold “plan assets” of any of the foregoing as determined under Section 3(42) of ERISA, U.S. Department of Labor Regulation § 2510.3-101, or for purposes of any Similar Law.

3.22	Subsidiaries.

The Issuer does not have any Subsidiaries.

3.23	Independent Decisions.

The Issuer has or shall have consulted with its advisors with respect to the financial reporting, tax, ERISA and accounting treatment of the Transaction, including with respect to use of proceeds from any Drawdown in respect of the Note, prior to entering into the Agreement, and has made its own independent decision with respect to such financial reporting, tax, ERISA and accounting treatment and has not relied upon the Noteholder in making such decision.

ARTICLE IV

CONDITIONS

4.1	Conditions to Effectiveness of Commitment.

The effectiveness of the Commitment is conditioned upon satisfaction of the following requirements:

(a)	Executed Documents. The Noteholder has received from each party to a Transaction Document either (i) a counterpart of each Transaction Document signed on behalf of such party or (ii) written evidence satisfactory to the Noteholder (which may include facsimile transmission of a signed signature page of each Transaction Document) that such party has signed a counterpart of each Transaction Document.

(b)	Legal Opinions. The Noteholder has received favorable written opinions (addressed to the Noteholder and dated as of the Effective Date) from Drinker Biddle & Reath LLP, counsel to the Issuer, each in form and substance satisfactory to the Noteholder and its counsel and covering such matters relating to the Issuer, the Custody Agreement, the Transaction Documents, the Transaction and the security interest created by and perfected pursuant to the Security Documents as the Noteholder may request.

(c)	Organization, Existence and Good Standing. The Noteholder has received certified copies of such documents and certificates relating to the organization, valid existence and good standing of the Issuer, the Investment Manager and the Sub-Adviser, the authorization of the Transaction and any other legal matters relating to the Issuer, the Investment Manager, the Sub-Adviser or the Transaction as the Noteholder may request, all in form and substance satisfactory to the Noteholder.

(d)	Officer’s Certificate. The Noteholder has received a certificate dated as of the Effective Date and signed by an Authorized Officer, confirming satisfaction of the following conditions as of the Effective Date: (i) the representations and warranties of the Issuer set forth in this Agreement are true and correct; and (ii) no Default or Event of Default has occurred and is continuing or would result from the consummation of the Transaction.

(e)	Illegality and Liability. The Transaction (i) is permitted by the laws and regulations of each jurisdiction to which the Issuer and UBS are subject, (ii) does not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board) or any judgment, decree, injunction or other order of any court or governmental or regulatory authority and (iii) will not subject UBS to any tax, penalty or liability under or pursuant to any applicable law or regulation; provided that if requested by UBS, the Issuer shall provide a certificate signed by an Authorized Officer certifying as to such matters of fact as the Noteholder may reasonably specify to enable it to determine whether such the Transaction is so permitted.

(f)	Security Interest. All filings, documents and other actions deemed necessary or advisable by the Secured Party to perfect the first-priority security interest created under the Security Documents have been filed, registered, executed or made, as applicable, and all other actions to perfect or maintain the priority of the security interest have been taken, including, without limitation, filing any of the Security Documents or any amendments thereto with the applicable Governmental Authority in each jurisdiction in which such filing is required to perfect the security interest created pursuant to the Security Documents in favor of the Secured Party and providing the Secured Party with evidence satisfactory to it of such filing and the payment by the Issuer of all fees, taxes and expenses related to such filing.

(g)	Payment of Fees. UBS has received all fees and other amounts due and payable by the Issuer on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Issuer hereunder.

4.2	Conditions to Drawdown.

The obligation of UBS to fund a Drawdown by the Issuer on any Drawdown Date is subject to the satisfaction of the following conditions:

(a)	Representations and Warranties. At the time of and immediately after giving effect to the Drawdown, the representations and warranties of the Issuer set forth in Article III are true and correct (except any such representation or warranty that relates to or is made as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to such specific earlier date).

(b)	No Default or Event of Default. At the time of and immediately after giving effect to the Drawdown, no Default or Event of Default has occurred and is continuing or would result from such Drawdown.

(c)	No Mandatory Prepayment Event. No Mandatory Prepayment Event has occurred and is continuing or would result from such Drawdown.

(d)	Drawdown Limits. At the time of and immediately after giving effect to the Drawdown, (i) the Adjusted LTV Ratio shall not exceed the Maximum Adjusted LTV Ratio, (ii) the aggregate VFN Outstanding Amount shall not exceed the Maximum Commitment Amount and (iii) the Issuer shall be in compliance with all borrowing limits and asset coverage requirements under the Investment Company Act and pursuant to its Constituent Documents.

(e)	Illegality and Liability. The Transaction (i) is permitted by the laws and regulations of each jurisdiction to which the Issuer and UBS are subject, (ii) does not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board) or any judgment, decree, injunction or other order of any court or governmental or regulatory authority and (iii) will not subject UBS to any tax, penalty or liability under or pursuant to any applicable law or regulation; provided that if requested by UBS, the Issuer shall provide a certificate signed by an Authorized Officer certifying as to such matters of fact as UBS may reasonably specify to enable it to determine whether such purchase is so permitted.

(f)	Payment of Fees. UBS has received all fees and other amounts due and payable by the Issuer on or prior to the Drawdown Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Issuer hereunder.

4.3	Deemed Representation and Warranty.

Each Drawdown Notice shall be deemed to constitute a representation and warranty by the Issuer on the date thereof as to the satisfaction of the conditions to Drawdown set forth in Section 4.2 (Conditions to Drawdown) above.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Termination Date, the Issuer covenants and agrees with the Noteholder that:

5.1	Reporting Requirements.

The Issuer will deliver or cause to be delivered to the Calculation Agent (collectively, the “Reporting Requirements”):

(a)	Audited Financial Statements. As soon as available, and in any event within 180 days after the end of its fiscal year, the Issuer’s most recent annual consolidated balance sheet together with the related statements of income, shareholders’ equity and cash flows, as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Issuer in accordance with U.S. GAAP consistently applied.

(b)	Monthly NAV Report. Within 35 days of the end of each calendar month, in a form reasonably acceptable to the Calculation Agent, a report setting forth the Net Asset Value of the Issuer, the monthly,quarterly and annual net returns of the Issuer, the Net Asset Value of each of the Permitted Investments, the Eligible Net Asset Value, the Gross Portfolio Value and such other information as the Calculation Agent shall request in order to determine the Adjusted LTV Ratio, in each case as of the end of such calendar month, together with the resulting Eligible Net Asset Value and the Adjusted LTV Ratio.

(c)	Monthly Compliance Report. Within 35 days of the end of each calendar month, in a form reasonably acceptable to the Calculation Agent, a report showing the composition and allocations of Permitted Investments and compliance (and non-compliance) of the Permitted Investments with the Investment Guidelines.

(d)	Periodic NAV Estimate. Promptly after request from the Calculation Agent, and in no event later than two (2) Business Days after such request, a good faith estimate of the Net Asset Value of the Issuer or any Permitted Investment, based on the information most recently available to the Issuer.

(e)	Liquidity Terms. Promptly after the occurrence thereof, written notice describing any changes to liquidity (or, to the knowledge of the Issuer, any intent to change liquidity), currency or other significant terms of an Issuer’s Permitted Collateral Investments.

(f)	Custody Instructions. Simultaneously with delivery thereof to the Custodian, copies of any written instructions (including instructions delivered via facsimile or other electronic transmission) delivered to the Custodian with respect to the Custody Account.

(g)	Investor Reports and Other Filings. Promptly upon the filing thereof with the Securities and Exchange Commission or any successor or analogous Governmental Authority or the delivery thereof to investors of the Issuer, copies of all financial statements, reports, Constituent Documents or amendments or updates thereto.

(h)	Fund Information. Promptly after the same become available, copies of all periodic, episodic and other reports distributed by any Permitted Fund comprising part of the Collateral.

(i)	Constituent Documents. Prompt notice of any material amendments or modifications made to the Constituent Documents or investment policies of the Issuer together with clean and marked copies of each relevant document highlighting the material amendments or modifications as made.

(j)	Other Information. Promptly following any request therefor, such other information regarding the Issuer’s operations, business affairs and financial condition or compliance with the terms of any Transaction Document as the Calculation Agent may reasonably request.

5.2	Notices of Material Events.

The Issuer will furnish to the Noteholder and the Calculation Agent prompt written notice of the following:

(a)	Default or Event of Default. The occurrence of any Default or Event of Default.

(b)	Key Person. Any proposed resignation, removal or other change of any Key Person;

(c)	ERISA. Any of the representations made in Section 3.21 (ERISA) is or will become untrue;

(d)	Adverse Claim. Any Lien or adverse claim made or asserted against the Issuer or any of the Collateral; and

(e)	Material Adverse Change. Any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

(f)	Regulatory or Tax Status. Any assertion (whether written or oral) by a Governmental Authority that the ~~Borrower~~Issuer is not or may not qualify as a registered investment company or as a RIC.

Each notice delivered under this Section (Notices of Material Events) shall be accompanied by a statement of an Authorized Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5.3	Maintenance of Insurance.

The Issuer will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Issuer against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act; and will furnish to the Noteholder upon request information presented in reasonable detail as to the insurance so carried.

5.4	Existence; Conduct of Business.

(a)	The Issuer will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and good standing and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations, and licenses material to the conduct of its business and the performance of the Issuer’s obligations under the Transaction Documents and the Custody Agreement.

(b)	The Issuer will continue to engage in business as conducted by the Issuer at the date hereof, taken as a whole.

(c)	The Issuer will preserve, renew and keep in full force and effect its existences as a Maryland business trust and its rights, privileges and franchises necessary in the normal conduct of its business. The Issuer will maintain in full force and effect its registration as a closed-end management investment company under the Investment Company Act.

5.5	Use of Proceeds.

The Issuer will use all amounts received in connection with Drawdowns of the Note for cash management purposes or to purchase Permitted Investments. Notwithstanding the foregoing, no part of the proceeds from a Drawdown will be used, whether directly or indirectly for any purpose that entails a violation of the Investment Company Act, the regulations of the Board, including Regulations T, U and X or any other applicable law or regulation.

5.6	Credits to Custody Accounts.

The Issuer shall ensure that all subscriptions for interests of the Issuer and proceeds of any redemption, sale, lease, transfer, or other disposal or liquidation of all or part of its interests in Permitted Investments and any other asset of the Issuer, shall be paid or credited directly into the Custody Accounts and shall be withdrawn or released from the Custody Accounts only (i) if no Default or Event of Default has occurred and is continuing or would occur as a result of such withdrawal or release and (ii) with the Secured Party’s prior written consent. The Issuer shall cause the Custodian to instruct all Permitted Funds to make payments only to the Custody Accounts. To the extent consideration received by the Issuer as a distribution or in respect of any redemption of all or part of the Issuer’s interest in Permitted Investments or other assets is non-cash consideration and such non-cash consideration cannot be credited directly into the Custody Accounts, the Issuer shall take such action as is necessary or requested by the Secured Party to ensure that the Secured Party at all times maintains a valid and perfected first priority security interest in such non-cash consideration.

5.7	Regulatory and Tax Status; Payment of Obligations.

The Issuer will continue to be a registered investment company and a RIC. The Issuer will pay its obligations, including Tax liabilities, other governmental charges or other lawful claims that, if unpaid, might become a Lien on the property or assets of the Issuer, before the same shall become delinquent or in default, except in respect of Taxes where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) it has set aside on its books adequate reserves with respect thereto in accordance with U.S. GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

5.8	Books and Records; Inspection Rights.

The Issuer will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business, assets and activities in accordance with applicable law and regulation, including the Investment Company Act, and will permit any representatives designated by the Calculation Agent or its Affiliates, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (or, following the occurrence of a Default or Event of Default, at such times as and as often as requested).

5.9	Compliance with Laws.

The Issuer will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, whether now in effect or hereafter enacted. Without limiting the foregoing, the Issuer shall remain in material compliance at all times with the Investment Company Act.

5.10	Rule 144A(d)(4) Information.

To permit compliance with Rule 144A under the Securities Act and in connection with a transfer of the Note in accordance with Section 8.1 (Registration, Registration of Transfer, Transfer Restrictions), the Issuer will furnish, upon request of the Noteholder, to the Noteholder and a prospective Transferee designated by the Noteholder, the information required to be delivered under Rule 144A(d)(4) of the Securities Act.

5.11	Compliance with Constituent Documents.

The Issuer will comply in all material respects with all of the terms and conditions of its Constituent Documents.

5.12	Protection of Security Interest.

The Issuer will take such action within its control as is necessary or as may be reasonably requested by the Secured Party in order to perfect and to maintain the perfection and first priority of the security interest of the Secured Party in the Collateral.

5.13	Further Assurances.

(a)	Upon request by the Noteholder, the Issuer will work in good faith with the Noteholder to correct any material defect or error that may be discovered in any Transaction Document or in the execution, acknowledgment, filing or recordation thereof.

(b)	Promptly upon request by the Secured Party, the Issuer will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Secured Party may reasonably require from time to time in order to carry out more effectively the purposes of the Transaction Documents and assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Noteholder and the Secured Party the rights granted or now or hereafter intended to be granted to the Noteholder and the Secured Party under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Issuer is or is to be a party.

5.14	Custodian Material Adverse Event

(a)	If at any time the Custodian shall cease to be acceptable to UBS (determined consistently for similar transactions), the Issuer shall within ten (10) Business Days transfer the Collateral to a custody account at a replacement custodian that is reasonably acceptable to UBS; provided that such custody account shall be subject to a security agreement and control agreement in form and substance satisfactory to UBS.

5.15	Borrowing Limitations.

The Issuer is subject to regulation under the Investment Company Act. The Issuer is, and immediately after giving effect to each Drawdown will be, in compliance with the Investment Company Act, including all borrowing, leverage and asset coverage requirements specified therein.

ARTICLE VI

NEGATIVE COVENANTS

Until the Termination Date, the Issuer covenants and agrees with the Noteholder that:

6.1	Liens.

The Issuer will not directly or indirectly pledge, mortgage, hypothecate, grant any Lien (other than Permitted Liens or Liens created by the Security Documents) in respect of or otherwise encumber (or permit such to occur or suffer to exist any Lien or encumbrance on), all or any part of the Collateral.

6.2	Security Interest.

The Issuer will not directly or indirectly (a) permit the validity or effectiveness of the security interest created pursuant to the Security Documents to be impaired, (b) permit any Lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than Permitted Liens and the security interest created pursuant to the Security Documents) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof; (c) take any action that would permit the security interest created pursuant to the Security Documents not to constitute a valid and perfected first priority security interest in the Collateral; or (d) enter into any contractual obligations (other than this Agreement and other Transaction Documents) that limits the ability of the Issuer to create, incur, assume or suffer to exist Liens on its property.

6.3	Indebtedness; Preferred Stock.

The Issuer will not directly or indirectly create, incur, assume or have outstanding any Indebtedness, except for Indebtedness under this Agreement. The Issuer will not issue any Preferred Stock.

6.4	Derivative Transactions.

The Issuer will not enter into any Derivative Transaction.

6.5	Other Accounts.

The Issuer will not open or permit to exist any cash, securities, brokerage or other account other than the Custody Accounts.

6.6	Fundamental Changes.

(a)	No Merger or Asset Sale. The Issuer will not merge or consolidate with any other Person, or permit any other Person to merger into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial part of its assets (whether now owned or hereafter acquired) other than redemptions of Permitted Investments made in the ordinary course of business, or liquidate or dissolve in whole or in part.

(b)	Only Arm’s-Length Transactions. The Issuer will not sell, lease, transfer or otherwise dispose of any asset unless such sale, lease, transfer or other disposal is made in the ordinary course of business of the Issuer, on an arm’s-length basis and where the consideration receivable is fair market value.

(c)	No Change of Business. The Issuer will not engage in any business other than as contemplated by the Constituent Documents.

(d)	No Amendment of Constituent Documents or Material Agreements. The Issuer will not, without the Noteholder’s prior written consent, terminate, amend, modify or otherwise alter any of its Constituent Documents or investment policies, or the Investment Management Agreement, Investment Sub-Advisory Agreement, Administration Agreement or Custody Agreement; provided that the prior approval of the Noteholder will not be required for any such amendment or modification if such amendment or modification would not reasonably be expected to adversely impact the rights of the Noteholder or the ability of the Issuer to perform its obligations in connection with the Transaction.

(e)	No Subsidiaries. The Issuer will not organize, create or acquire any Subsidiary for any purpose.

(f)	Fiscal Year. The Issuer will not change its fiscal year or permit or make any change in its accounting policies or reporting practices.

6.7	Service Providers.

The Issuer will not change the identity of the Investment Manager, the Sub-Adviser, the Custodian, the Administrator or the Auditor without the prior written approval of the Noteholder.

6.8	Transactions with Affiliates.

Except for distributions to its equity owners in accordance with the terms of this Agreement and the applicable Constituent Documents, the Issuer will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business and (b) where such transaction is not otherwise prohibited under this Agreement and is not in violation of the Investment Company Act.

6.9	Restricted Payments.

The Issuer will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except the Issuer may make redemption payments or other distributions to holders of its equity interests as permitted by its Constituent Documents if no Default or Event of Default exists or would result therefrom.

6.10	VFN Outstanding Amount Limit.

The Issuer will not permit the aggregate VFN Outstanding Amount at any time to exceed the Maximum Commitment Amount. If, at any time, the aggregate VFN Outstanding Amount exceeds the Maximum Commitment Amount, the Issuer shall prepay an amount not less than the Excess VFN Outstanding Amount in accordance with Section 2.5(b) hereof (Excess VFN Outstanding Amount).

6.11	ERISA.

The Issuer will not establish, or agree to contribute to, any Employee Plan or Multiemployer Plan.

6.12	Disclosure.

The Issuer will not make reference to the Transaction Documents, the Transaction, the Note, the Noteholder or any of the Noteholder’s Affiliates in any offering circular or prospectus (or any supplement or addendum thereto), any sales or marketing materials (including, without limitation, pitch books, key features, flyers, brochures, application forms, terms and conditions and other sales, marketing or similar materials), or any presentations in connection with the issue of securities or securities already issued or relating to any other financial transaction involving the Issuer without the prior written consent of the Noteholder or its Affiliate, as applicable.

6.13	Change of Residence.

The Issuer will not change (i) its name, identity, or corporate form, or (ii) its jurisdiction of organization or the location of its principal office, in each case unless the Issuer shall have given the Noteholder not less than 30 days’ prior notice thereof.

6.14	General Solicitation.

None of the Issuer, its Affiliates or any Person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the sale or offer of the Note.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur:

7.1	Failure to Pay Principal.

The Issuer shall fail to pay any principal of the Note when and as it becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

7.2	Failure to Pay Other Amount.

The Issuer shall fail to pay any interest, fee or other amount (other than principal) under any Transaction Document when and as it becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of two (2) Business Days following receipt by the Issuer of notice thereof.

7.3	Impairment of Security Interest.

The security interest created pursuant to any Security Document shall at any time fail or cease for any reason to constitute a valid and perfected first priority security interest of the Secured Party on any portion of the Collateral purported to be subject thereto and to secure the Secured Obligations, or in either case the Issuer shall so assert.

7.4	Breach of Representation or Warranty.

Any information provided by or on behalf of, or any representation or warranty made or deemed made by or on behalf of, the Issuer in or in connection with any Transaction Document (or any amendment or modification or waiver thereunder), or in any report, certificate, financial statement or other document furnished pursuant to or in connection with a Transaction Document, shall prove to have been false or misleading in any material respect when provided, made or deemed made.

7.5	Breach of Adjusted LTV Ratio.

As of any Business Day, the Adjusted LTV Ratio shall exceed the Maximum Adjusted LTV Ratio; provided that any such default may be cured if, within three (3) Business Days, the Issuer shall (i) cause the Adjusted LTV Ratio to be less than or equal to the Maximum Adjusted LTV Ratio or (ii) (A) present to the Calculation Agent a plan, acceptable to the Calculation Agent in its sole discretion, which, by means of redemptions, subscriptions, the posting of additional Collateral or otherwise (or any combination thereof) is reasonably likely (as determined by the Calculation Agent in its sole discretion) to result in the discontinuance of such default no later than the date that is 45 calendar days after such Business Day (or such other date as agreed by the Calculation Agent), (B) provide such documents or other supporting evidence as the Calculation Agent shall require in its sole discretion, including without limitation copies of each redemption request or other instruction submitted to Permitted Funds, (C) cause the Adjusted LTV Ratio to be less than or equal to the Maximum Adjusted LTV Ratio as soon as commercially practicable and in any event no later than the date that is 45 calendar days after such Business Day and (D) provide a written notice to the Calculation Agent as soon as commercially practicable but in any event no later than the date that is 45 calendar days after such Business Day as to compliance with this Section 7.5 (Breach of Adjusted LTV Ratio).

7.6	Breach of Default Adjusted LTV Ratio

As of any Business Day, the Adjusted LTV Ratio shall exceed the Default Adjusted LTV Ratio.

7.7	Excess VFN Outstanding Amount.

As of any Business Day, the aggregate VFN Outstanding Amount shall exceed the Maximum Commitment Amount and the Issuer shall fail to prepay an amount not less than the Excess VFN Outstanding Amount within two (2) Business Days.

7.8	Portfolio Requirements.

The portfolio of Permitted Investments shall fail to satisfy the Portfolio Requirements set forth in Exhibit E (Investment Guidelines and Portfolio Requirements) hereto.

7.9	Reporting Requirements.

The Issuer shall fail to comply with any of the Reporting Requirements set forth in Section 5.1 (Reporting Requirements) hereof and such failure is not remedied within two (2) Business Days following receipt by the Issuer of notice thereof.

7.10	Material Adverse Fund Event.

A Material Adverse Fund Event shall occur.

7.11	Regulatory Event.

The filing or commencement of any action, investigation, inquiry, suit or other proceeding by or before any arbitrator, self-regulatory organization or Governmental Authority against or involving the Issuer, the Investment Manager or the Sub-Adviser or any Affiliate, officer, employee, or agent of such entity (i) for reasons of any alleged wrongdoing, breach of any law, rule or any regulation or other similar reason or (ii) that the Calculation Agent determines could reasonably be expected to result in a Material Adverse Effect.

7.12	Auditor Event.

The making of any material qualification, negative observation, reservation, warning and/or negative provision in any audit or review opinion of any auditor of the Issuer.

7.13	Bankruptcy, Insolvency, etc.

Any of the Issuer, the Investment Manager or the Sub-Adviser (i) is unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) is dissolved or has a resolution passed for its dissolution, winding up or official liquidation; (iii) makes a general assignment or arrangement with or for the benefit of its creditors; (iv) (A) institutes or has instituted against it, by a regulator, supervisor or any similar official, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (y) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (v) seeks or becomes subject to the appointment of an administrator, liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (vi) has a secured party take possession of a material portion of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against a material portion of its assets; or (vii) causes or is subject to any event with respect to it which, under the applicable laws or regulations of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) through (vi) above.

7.14	Repudiation or Invalidation of Obligations.

(i) The Issuer shall deny or repudiate its obligations under this Agreement or any other Transaction Document, (ii) any law shall purport to render invalid, or preclude enforcement of, any provision of this Agreement or any other Transaction Document or impair performance of Issuer’s obligations hereunder or under any other Transaction Document, (iii) if for any reason, this Agreement or any Transaction Document ceases to be in full force and effect (other than as a result of satisfaction in full of all the Obligations) or (iv) any Governmental Authority or other dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium, law or otherwise, cancel, suspend or defer the obligation of the Issuer to pay any amount required to be paid hereunder or under any other Transaction Document.

7.15	Custodian Failure to Perform.

The Custodian fails to observe any material term, covenant or agreement contained in the Custody Agreement or the Control Agreement. This Section 7.15 (Custodian Failure to Perform) shall not apply if the Custodian is an Affiliate of UBS.

7.16	Issuer Failure to Perform – No Cure Period.

The Issuer shall breach or otherwise fail to observe, comply with or perform any other covenant, condition or agreement contained in Article V (excluding Section 5.1 (Reporting Requirements), Section 5.8 (Books and Records; Inspection Rights), Section 5.10 (Rule 144A(d)(4) Information), Section 5.12 (Protection of Security Interest) and Section 5.13 (Further Assurances)) or Article VI of this Agreement.

7.17	Issuer Failure to Perform – Cure Period.

The Issuer shall breach or otherwise fail to observe, comply with or perform any obligation, covenant, condition or agreement contained in this Agreement, the Custody Agreement or any of the other Transaction Documents, and such failure shall continue unremedied for a period of three (3) Business Days after the earlier of (i) the date the Issuer, the Investment Manager or the Sub-Adviser knows, or should have known, of such failure, or (ii) written notice to the Issuer from the Calculation Agent or the Noteholder.

THEN, and in every such event, and at any time thereafter during the continuance of such event, the Calculation Agent may (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Note to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Note, together with any Accrued Interest, any Commitment Fee and any other costs, fees or other amounts due or payable by the Issuer under the Transaction Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer provided, however, that upon the occurrence of an Event of Default arising under Section 7.13 (Bankruptcy, Insolvency, etc.), the Commitment shall automatically be terminated and the VFN Outstanding Amount, together with any Accrued Interest, any Commitment Fee and any other costs, fees or other amounts due or payable by the Issuer under the Transaction Documents, shall become due and payable immediately, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Issuer. Upon the occurrence and the continuance of an Event of Default, the Calculation Agent may instruct the Secured Party to redeem or dispose of all or any of the Collateral or exercise any other rights and remedies it may have under the Transaction Documents or otherwise as a secured party, including all remedies provided under the UCC.

ARTICLE VIII

REGISTRATION AND TRANSFER PROVISIONS

8.1	Registration, Registration of Transfer, Transfer Restrictions.

(a)	Transfers. All or part of the Note may be transferred by the Noteholder in accordance with this Section 8.1 (Registration, Registration of Transfer, Transfer Restrictions) to (i) an Affiliate of the Noteholder or (ii) to any other Person that provides a certificate relating to such transfer in the form of Exhibit C (Form of Transferee Certificate) or such other form as may be reasonably acceptable to the Issuer (a “Transferee”); provided that the VFN Outstanding Amount so transferred will not be less than $1,000,000.

(b)	Register of Noteholders. The Issuer shall cause to be maintained at all times a register which shall provide for the registration of the Note and the registration of transfers of Note. The Issuer hereby appoints the Calculation Agent as its agent for the purpose of maintaining such register.

(c)	Surrender and Delivery of Notes. Upon surrender of a Note for registration of a permitted transfer of such Note at the office or agency of the Issuer, the Issuer shall execute and deliver, in the name of the designated Transferee, a new Note of a like tenor and aggregate principal amount. In the event of a transfer of a portion of a Note, the Issuer shall execute and deliver in the name of the Noteholder and the designated Transferee, as applicable, new Notes reflecting the VFN Outstanding Amount allocated to each of Noteholder and Transferee, as applicable, immediately following the effectiveness of such transfer.

(d)	New Notes Binding. A replacement Note issued upon any registration of a permitted transfer of a Note shall be the valid obligation of the Issuer, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note surrendered upon such registration of transfer and references to a “Note” in this Agreement shall be deemed to be references to the replacement Note.

(e)	Transfer Instruments. If presented or surrendered for registration of transfer, the Note shall (if so required by the Issuer) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer, and such other documents as the Issuer may reasonably require.

(f)	No Transfer Fee. No service charge shall be made for any registration of transfer of a Note (or portions thereof), but the Issuer may require payment of a sum sufficient to cover any Tax, Other Taxes or other governmental charge that may be imposed in connection with any registration of transfer of such Note (other than taxes and charges of the type referred to in Sections 2.9 (Increased Costs) and 2.10 (Taxes)).

(g)	Additional Notes and Noteholders. Following any transfer of all or any portion of the Note pursuant to the terms hereof, then from and after the effective date of the transfer, the Transferee shall be a party to this Agreement and, to the extent of the interest transferred by the transferring Noteholder, have the rights and obligations of the transferring Noteholder under this Agreement and the other Transaction Documents (and, in the case of an assignment of all of the transferring Noteholder’s rights and obligations under this Agreement and the other Transaction Documents, the transferring Noteholder shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9 (Increased Costs), 2.10 (Taxes) and 9.4 (Expenses; Indemnity; Damage Waiver). To the extent that a portion of the Note is transferred pursuant to the terms hereof, references in this Agreement and each Transaction Document to the “Note” shall be deemed references to the “Notes” outstanding, and references to the Noteholder shall be deemed references to the original Noteholder and/or to each Transferee that then holds a portion of such Note, as the context requires. Unless otherwise agreed by the Noteholders and the Issuer at the time of a transfer permitted herein, each subsequent payment by the Issuer on account of the aggregate VFN Outstanding Amount and Accrued Interest shall be made pro rata according to the VFN Outstanding Amount and Accrued Interest in respect of the Note held by each Noteholder. Following any Transfer of all or any portion of the Note by the original Noteholder, any waiver, amendment or modification of this Agreement or the other Transaction Documents that affects the Noteholders shall require the approval of UBS and affected Noteholders holding Notes representing a majority of the VFN Outstanding Amount.

8.2	Mutilated, Destroyed, Lost and Stolen Note.

(a)	Replacement Note. If a Note is mutilated and is surrendered to the Issuer, the Issuer shall execute and deliver in exchange therefor a new Note of like tenor and maximum principal amount and bearing a new number. If there shall be delivered to the Issuer (a) evidence to the Issuer’s satisfaction of the destruction, loss or theft of such Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such loss, theft or destruction) and (b) such security or indemnity as may be reasonably required by them to hold the Issuer and any of its agents harmless, then, in the absence of notice to the Issuer that such Note has been acquired by a protected purchaser, the Issuer shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)	Repayment of Note. In case a Note is mutilated, destroyed, lost or stolen, and has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note (together with any Accrued Interest, any Commitment Fee and any other costs, fees or other amounts due or payable by the Issuer under the Transaction Documents).

(c)	Tax or other Governmental Charge. Upon the issuance of any new Note under this Section (Mutilated, Destroyed, Lost and Stolen Note), the Issuer may require the payment of a sum sufficient to cover any Tax, Other Taxes or other governmental charge (other than taxes and charges of the type referred to in Sections 2.9 (Increased Costs) and 2.10 (Taxes)) that may be imposed in relation thereto and any other reasonable expenses connected therewith.

(d)	Replacement Notes Binding. Every new Note issued pursuant to this Section (Mutilated, Destroyed, Lost and Stolen Note) in lieu of any destroyed, lost or stolen Note shall be the valid obligation of the Issuer, and entitled to the same benefits under this Agreement to which the destroyed, lost or stolen Note was entitled, and references to “Note” shall be deemed to be references to the replacement Note.

(e)	Exclusive Remedy. The provisions of this Section 8.2 (Mutilated, Destroyed, Lost and Stolen Note) are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of the Note if it is mutilated, destroyed, lost or stolen.

8.3	Persons Deemed Owners.

Prior to due presentment of the Note for registration of transfer, the Issuer and any agent of the Issuer may treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer nor any agent of the Issuer shall be affected by notice to the contrary.

8.4	Cancellation.

If a Note is surrendered for payment in whole or for registration of a permitted transfer, such Note shall, if surrendered to any Person other than the Issuer, be delivered to the Issuer and shall be promptly cancelled by the Issuer. The Issuer may at any time cancel such Note if previously delivered hereunder and acquired by the Issuer in any manner whatsoever. No Note shall be executed and delivered in lieu of or in exchange for any Note cancelled as provided in this Section 8.4 (Cancellation), except as expressly permitted by this Agreement. If a Note is cancelled and is held by the Issuer, such Note shall be held or destroyed by the Issuer in accordance with the Issuer’s standard retention or disposal policy as in effect at the time.

ARTICLE IX

MISCELLANEOUS

9.1	Calculation Agent.

UBS AG, Stamford Branch shall serve as the Calculation Agent. All determinations, calculations or valuations made by the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Issuer and the Noteholder.

9.2	Notices.

(a)	Delivery of Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)	if to the Issuer, at the address of the Issuer set forth below:

Infinity Core Alternative Fund
c/o Infinity Capital Partners, LLC [***]

[***]

[***]

Attn: [***]

Fax: [***]

Phone: [***]

Email: [***]

(ii)	if to the Noteholder, at the address of the Noteholder set forth below:

UBS AG, Stamford Branch
c/o UBS Securities LLC

[***]

[***]

Attn: [***]

Email: [***]

Fax: [***]

with a copy to:

UBS AG, Stamford Branch

[***]

[***]

Attn: [***]

Email: [***]

(iii)	if to a Transferee, to it at its address set forth in the applicable transfer certificate or as otherwise provided by the Transferee.

(b)	Electronic Communications. Notices and other communications to the Noteholder hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Noteholder. The Noteholder may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)	Effectiveness of Notice. All notices and other communications delivered as permitted herein shall be deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received, or five days after being sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address as provided herein.

(d)	Change of Notice Information. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date delivered.

9.3	Waivers; Amendments.

(a)	Waiver. No failure or delay by the Noteholder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Noteholder hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.3 (Waivers; Amendments), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, payment by the Noteholder in accordance with a Drawdown shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Noteholder may have had notice or knowledge of such Default or Event of Default at the time.

(b)	Amendment. Neither this Agreement nor any provision hereof may be waived, amended, supplemented or modified except pursuant to an agreement or agreements in writing entered into by the Issuer, UBS and each Noteholder affected thereby.

(c)	Entire Agreement. The Issuer and the Noteholder agree that this Agreement and the other Transaction Documents entered into by the Noteholder in connection herewith, as amended as permitted hereby, shall constitute the entire understanding between such Persons with respect to the subject matter thereof.

9.4	Expenses; Indemnity; Damage Waiver.

(a)	Expenses. The Issuer shall pay (i) all out-of-pocket expenses incurred by the Noteholder, including the fees, charges and disbursements of legal counsel for the Noteholder, in connection with the preparation, negotiation and administration of this Agreement and the preparation of any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Noteholder, including the fees, charges and disbursements of legal counsel for the Noteholder and the Secured Party, in connection with the enforcement or protection of its rights and remedies in connection with this Agreement, including its rights under this Section (Expenses; Indemnity; Damage Waiver), or in connection with the Note made or issued and principal amount purchased hereunder, and (iii) all fees and expenses of the Noteholder and the Secured Party, including fees and expenses arising out of actions taken by the Noteholder, the Secured Party or their agents in connection with a Default or Event of Default hereunder.

(b)	Indemnity. The Issuer shall indemnify the Noteholder, the Calculation Agent, the Secured Party and each Related Party of each of them (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, joint or several, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transaction or any other transactions contemplated hereby, (ii) the Note or the use or purported use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, and to reimburse such Indemnitees for any legal or other expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)	Damage Waiver. To the extent permitted by applicable law or as otherwise specified in Section 9.4(a) (Expenses) or 9.4(b) (Indemnity), no party to this Agreement shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Transaction Document or any agreement or instrument contemplated herein or therein, the Transaction, any Note or the use of the proceeds thereof.

(d)	Payment on Demand. All amounts due under this Section 9.4 (Expenses; Indemnity; Damage Waiver) shall be payable promptly after written demand therefor and, in the case of any amounts referred to in paragraph (a) or (b) upon presentation of invoices or statements specifying such amounts.

9.5	Confidentiality.

Each party hereto expects to disclose (whether directly or through its agents) to each other party confidential Information in connection with the Transaction. Each party hereto agrees to prevent disclosure and maintain the confidentiality of all such Information; provided that, disclosure of Information (a) to its affiliates in connection with the performance of the Transaction, (b) to a party’s or its affiliate’s professional representatives and/or advisors, (c) that is otherwise legally required to be disclosed or (d) that is requested by a regulatory, self-regulatory or supervisory authority, shall be permitted. Each party hereto agrees to appropriately instruct employees and others who may be accorded access to such information by it and shall not use the same for any purpose other than in connection with the Transaction. Without limiting the foregoing, Issuer covenants and agrees that it will not file with the Securities and Exchange Commission or otherwise release or publicly disclose any of the Transaction Documents.

“Information” means the Transaction Documents and all information received from a party (the disclosing party) relating to that party or its business, other than any such information that is available to the receiving party on a nonconfidential basis prior to disclosure by the disclosing party.

Information shall not include any information that (a) is or becomes public knowledge through no act or omission of the recipient, (b) is publicly disclosed by its proprietor, (c) is otherwise lawfully obtained from third parties (who are not acting as agents of the recipient) and who are not known after reasonable inquiry to lack authority to possess and disclose the same, (d) is independently developed by the recipient in a manner that can be shown not to have used the information received, (e) is known by the recipient on the date hereof other than by reason of discussions with or disclosures by the parties to this Agreement in negotiating this Agreement, subject to the proviso in subclause (f) below, or (f) is or becomes known as a result of another transaction between the parties hereto, but information referred to in this subclause (f) shall be subject to any limitations imposed on its use and disclosure by that transaction. For the avoidance of doubt, Information shall include reports and other information delivered by or on behalf of the Issuer pursuant to Section 5.1(a) (Reporting Requirements) of this Agreement.

9.6	Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective participants, successors and assigns or transferees permitted hereby, except that (i) the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Noteholder (and any attempted assignment or transfer by the Issuer without such consent shall be null and void) and (ii) the Noteholder may not assign or otherwise transfer their rights or obligations hereunder except in accordance with Section 8.1 (Registration, Registration of Transfer, Transfer Restrictions). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Related Parties of the Noteholder) any legal or equitable right, remedy or claim under or by reason of this Agreement.

9.7	Survival.

All covenants, agreements, representations and warranties made by the Issuer herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties to the Transaction Documents and shall survive the execution and delivery of this Agreement and the purchase of any Drawdown Principal Amounts or the repayment thereof, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the any such party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any other amount payable under any Transaction Document is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Section 2.9 (Increased Costs), Section 2.10 (Taxes), Section 9.4 (Expenses; Indemnity; Damage Waiver) and this Section 9.7 (Survival) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, payment of all principal on the Note, the termination of the Commitments or the termination of this Agreement or any provision hereof.

9.8	Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

9.9	Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.10	Right of Setoff.

If an Event of Default shall have occurred and be continuing, the Noteholder and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Noteholder or its Affiliates to or for the credit or the account of the Issuer against any of and all the obligations of the Issuer now or hereafter existing under this Agreement held by the Noteholder, irrespective of whether or not the Noteholder shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Noteholder under this Section 9.10 (Right of Setoff) are in addition to other rights and remedies (including other rights of setoff) which the Noteholder may have.

9.11	Governing Law; Jurisdiction; Consent to Service of Process.

(a)	Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

(b)	Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Noteholder may otherwise have to bring any action or proceeding relating to this Agreement against the Issuer or its properties in the courts of any jurisdiction.

(c)	Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.11 (Governing Law; Jurisdiction; Consent to Services of Process). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.12	WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.13	Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.14	USA PATRIOT Act.

To the extent that the Noteholder is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), the Noteholder hereby notifies the Issuer that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow the Noteholder to identify the Issuer in accordance with the PATRIOT Act.

9.15	Acknowledgement Regarding Any Supported QFCs.

To the extent any of the Transaction Documents are a QFC (such Transaction Documents, the “QFC Transaction Documents”), or provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such QFC Transaction Documents, Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)	Recognition of U.S. Special Resolution Regimes. In the event a Covered Entity or Noteholder that is party to a QFC Transaction Document or a Supported QFC (as applicable) (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such QFC Transaction Document and/or Supported QFC and the benefit of such QFC Credit Support (as applicable) (and any interest and obligation in or under such QFC Transaction Documents or Supported QFC and such QFC Credit Support (as applicable), and any rights in property securing such QFC Transaction Document, Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the QFC Transaction Document and/or Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a QFC Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such QFC Transaction Document, Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the QFC Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Noteholder that has defaulted on its obligations hereunder shall in no event affect the rights of any Covered Party with respect to a QFC Transaction Document, Supported QFC or any QFC Credit Support (as applicable).

(b)	Limitation on Exercise of Certain Default Rights Related to a QFC Affiliate’s Entry into Insolvency Proceedings. Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties expressly acknowledge and agree that the Issuers shall not be permitted to exercise any Default Right with respect to a QFC Document that is related, directly or indirectly, to a QFC Affiliate of the Noteholder becoming subject to an Insolvency Proceeding.

(c)	Transfer Prohibition in Relation to Credit Enhancements. Nothing in this Agreement shall prohibit the transfer of any Covered Affiliate Credit Enhancement, any interest or obligation in or under such Covered Affiliate Credit Enhancement, or any property securing such Covered Affiliate Credit Enhancement to a QFC Transferee upon or following a QFC Affiliate of the Noteholder becoming subject to an Insolvency Proceeding, unless the transfer would result in any Issuer being the beneficiary of such Covered Affiliate Credit Enhancement in violation of any law applicable to any Issuer.

(d)	Definitions. As used in this Section 9.15, the following terms have the following meanings:

(i)	“Covered Affiliate Credit Enhancement” means a Credit Enhancement provided by a QFC Affiliate of the Noteholder to a QFC Transaction Document that the Credit Enhancement supports.

(ii)	“Covered Affiliate Support Provider” means, with respect to a Covered Affiliate Credit Enhancement, the QFC Affiliate of the direct party that is obligated under the Covered Affiliate Credit Enhancement and is not a QFC Transferee.

(iii)	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iv)	“Credit Enhancement” means any credit enhancement or credit support arrangement, including any guarantee, collateral arrangement in support of the obligations of the noteholder under or with respect to any QFC Transaction Document (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(v)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(vi)	“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

(vii)	“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(viii)	“QFC Affiliate” has the meaning given to the term “Affiliate” in section 2(k) of the Bank Holding Company Act (12 U.S.C. 1841(k)) and section 225.2(a) of the Board's Regulation Y (12 CFR 225.2(a)).

(ix)	“QFC Transferee” means, in respect of a Covered Affiliate Credit Enhancement, a Person to whom such Covered Affiliate Credit Enhancement is transferred upon the Covered Affiliate Support Provider entering Insolvency Proceeding or thereafter as part of the resolution, restructuring, or reorganization involving such Covered Affiliate Support Provider.

9.16	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in this Agreement, any Transaction Document, or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and further acknowledges:

(a)	the possible application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)	the variation of the terms of such liability in connection with the exercise of the writedown and conversion powers of the applicable Resolution Authority.

(c)	For purposes of this Section 9.16, the following terms shall have the meanings specified below:

(i)	“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

(ii)	“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(iii)	“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(iv)	“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

(v)	“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(vi)	“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

(vii)	“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

(viii)	“Resolution Authority” shall mean (a) with respect to an EEA Financial Institution, an EEA Resolution Authority or (b) with respect to a UK Financial Institution, a UK Resolution Authority.

(ix)	“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

(x)	“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(xi)	“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INFINITY CORE ALTERNATIVE FUND

By:
Name:
Title:

[Signature Page to Note Purchase Agreement – Infinity Core Alternative Fund]

UBS AG, STAMFORD BRANCH

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Note Purchase Agreement – Infinity Core Alternative Fund]

SCHEDULE 1.1

DEFINED TERMS

As used in the Agreement, the following terms have the meanings specified below:

“Accrued Interest” has the meaning specified in Section 2.6(a) (Accrued Interest).

“Additional Amount” has the meaning specified in Section 2.10 (Taxes).

“Adjusted LTV Ratio” means an amount, determined by the Calculation Agent and expressed as a percentage, equal to (i) the aggregate VFN Outstanding Amount divided by (ii) the Eligible Net Asset Value.

“Administration Agreement” means the Administration Agreement between the Issuer and the Administrator, effective as of August 16, 2013.

“Administrator” means, with respect to the Issuer, J.D. Clark & Co.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternate Interest Rate” shall mean a rate per annum less than or equal to the cost to the Noteholder (as determined by the Noteholder in good faith) as its blended cost to fund the relevant amounts.

“Anti-Terrorism Laws” shall mean any applicable law, rule, regulation, executive order, decree, ordinance, rule or regulation related to terrorism financing or money laundering including, to the extent applicable, the USA Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

~~“Applicable Interest Rate” shall have the meaning set forth in Section 2.6(b) (Applicable Interest Rate).~~

“Auditor” means, with respect to the Issuer, KPMG LLP.

“Authorized Officer” means, with respect to Issuer, any officer or director of the Investment Manager who is authorized to act for such Person and who is identified on the list of Authorized Officers on Schedule 2.1 (as such list may be modified or supplemented from time to time by the Issuer, effective upon receipt of any such modification or supplement by the Noteholder).

Schedule 1.1-1

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if ~~the then-current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an ~~Interest Period~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable,~~ (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.6(i)(iv) (Unavailability of Tenor of Benchmark).

“Benchmark” means, initially, ~~the Applicable Interest Rate~~Daily Simple SOFR; provided that if a ~~replacement of the~~ Benchmark Transition Event has occurred ~~pursuant to Section 2.6(i)~~with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~ pursuant to Section 2.6(i)(i) (Benchmark Replacement).

“Benchmark Replacement” means, ~~for any Available Tenor:~~

~~(1)            For purposes of Section 2.6(i)(a), the first alternative set forth below that can be determined by the Calculation Agent:~~

~~(a)            the sum of: (i) Term SOFR and (ii) [***]% ([***] basis points) for an Available Tenor of one-month’s duration, [***]% ([***] basis points) for an Available Tenor of three-months’ duration, and [***]% ([***] basis points) for an Available Tenor of six-months’ duration, or~~

~~(b)            the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the Applicable Interest Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 2.6(i)(a); and~~

~~(2)            For purposes of Section 2.6(i)(b)~~with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate ~~and (b) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by the ~~Calculation Agent~~Noteholder and the Issuer ~~as the replacement for such Available Tenor of such Benchmark~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body,~~ for determining a benchmark rate as a replacement to the then-current Benchmark for ~~U.S. dollar~~Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if ~~the~~such Benchmark Replacement as so determined ~~pursuant to clause (1) or (2) above~~ would be less than ~~zero (0)~~the Floor, ~~the~~such Benchmark Replacement will be deemed to be ~~zero (0)~~the Floor for the purposes of this Agreement and the other Transaction Documents.

Schedule 1.1-2

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Noteholder and the Issuer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement ~~Conforming Changes~~Date” means~~,~~ the earliest to occur of the following events with respect to ~~any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Applicable Interest Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Calculation Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Calculation Agent in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as~~ the Calculation Agent decides is reasonably ~~necessary in connection with the administration of this Agreement and the other Transaction Documents~~the then-current Benchmark:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

Schedule 1.1-3

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means~~,~~ the occurrence of one or more of the following events with respect to ~~any~~the then-current Benchmark ~~other than the Applicable Interest Rate, the occurrence of~~ :

(a)	a public statement or publication of information by or on behalf of the administrator of ~~the then-current~~such Benchmark~~,~~ (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark~~,~~ (or the ~~Board of Governors of~~published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating~~ (or such component), which states that ~~(a) such~~the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide all Available Tenors of such Benchmark~~,~~ (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or ~~(b)~~

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will ~~no longer~~not be, representative ~~of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored~~.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Schedule 1.1-4

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the [90th] day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than [90] days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.6(i) (Benchmark Replacement Setting) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.6(i) (Benchmark Replacement Setting).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” means any day ~~on which commercial banks and foreign exchange markets settle payments in U.S. dollars and are open for general business in New York City and London~~that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close.

“Calculation Agent” shall have the meaning set forth in Section 9.1 (Calculation Agent).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S. GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with U.S. GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption, taking effect or implementation of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, the European Market Infrastructure Regulation (EMIR) as amended by the Markets in Financial Instruments Regulation (MFIR), the Markets in Financial Instruments Directives (MFID I and MFID II) or any structural reform regulation of the European banking sector and all requests, rules, guidelines, directives or interpretations thereunder or issued in connection therewith or the administration, interpretation, implementation or application thereof and (y) all requests, rules, guidelines, directives or interpretations promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to or in connection with Basel III or the administration, interpretation, implementation or application thereof, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or applied.

Schedule 1.1-5

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to it in the Security Agreement.

“Commitment” means the commitment of the Noteholder during the Commitment Period to permit the Issuer to draw down principal amounts in respect of the Note in an aggregate outstanding amount up to the Maximum Commitment Amount.

“Commitment Fee” has the meaning specified in Section 2.7 (Fees).

“Commitment Period” means the period from and including the Effective Date to but excluding the earlier of (i) the termination of the Commitment as provided herein or (ii) the Maturity Date.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Interest Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.9 (Compensation for Losses) and other technical, administrative or operational matters) that the Noteholder decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Noteholder in a manner substantially consistent with market practice (or, if the Noteholder decides that adoption of any portion of such market practice is not administratively feasible or if the Noteholder determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Noteholder decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Constituent Documents” means, with respect to the Issuer, all organizational, constitutive and governing documents, together with the Investment Management Agreement, the Investment Sub-Advisory Agreement and any offering or disclosure documents in connection with the issuance of equity interests in the Issuer, in each case as amended from time to time.

Schedule 1.1-6

“Contingent Obligations” means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligation (a “primary obligation”) of any other Person in any manner, whether directly or indirectly, including without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds to the primary obligor or any other person at the request or on behalf of the primary obligor (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities and services primarily for the purposes of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term “Contingent Obligation” shall not include endorsements of checks for collection in deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the contingent obligor in good faith.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investments of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means the Control Agreement dated September 4, 2014 by and among the Issuer, the Custodian and the Secured Party relating to the control of the assets held in the Custody Account.

“Custodian” means, with respect to the Issuer, UMB Bank N.A.

“Custody Accounts” means the securities account maintained for the Issuer by the Custodian pursuant to the Custody Agreement and subject to the Security Documents, any other accounts established in respect of the Collateral, and any accounts in substitution therefor or in addition thereto.

“Custody Agreement” means the Custody Agreement dated August 16, 2013 among the Issuer and the Custodian relating to the Custody Account and the Collateral.

“Daily Simple SOFR” means, for any day~~, SOFR, with the conventions for this rate (which will include a lookback) being established by the Calculation Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Calculation Agent decides that any such convention is not administratively feasible for the Calculation Agent, then the Calculation Agent may establish another convention in its reasonable discretion~~ (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days and (ii) a percentage equal to [***]% ([***] basis points) per annum, and (b) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Issuer.

Schedule 1.1-7

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both could, unless cured or waived, reasonably be expected to result in an Event of Default.

“Default Adjusted LTV Ratio” means (a) from May 28, 2020 through July 31, 2020, [***]% and (b) thereafter, [***]%.

“Derivative Transaction” means (i) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into in the financial markets and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or (iii) any combination of such transactions.

“Dollars” or “$” refers to lawful money of the United States of America.

“Drawdown” means a drawdown by the Issuer of principal of the Note pursuant to Section 2.2 (Drawdowns).

“Drawdown Date” means any Business Day during the Commitment Period on which the Issuer undertakes a Drawdown in respect of the Note as permitted herein.

“Drawdown Notice” means a notice, substantially in the form of Exhibit B (Form of Drawdown Notice), delivered by the Issuer to the Noteholder pursuant to Section 2.2 (Drawdowns) of this Agreement, requesting a Drawdown in an amount equal to the Drawdown Principal Amount.

Schedule 1.1-8

“Drawdown Principal Amount” means the principal amount being drawn down on a Drawdown Date pursuant to Section 2.2 (Drawdowns) of this Agreement.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Noteholder, so long as the Calculation Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Noteholder, written notice of objection to such Early Opt-in Election from the  Noteholder.~~

~~“Early Opt-in Election” means the occurrence of: (1) a notification by the Calculation Agent to (or the request by the Issuer to the Calculation Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Calculation Agent and the Issuer to trigger a fallback from the Applicable Interest Rate and the provision by the Calculation Agent of written notice of such election to the Noteholder.~~

“Early Termination Fee” means an amount equal to (i) the Maximum Commitment Amount multiplied by (ii) [***]% multiplied by (iii) the actual number of days in the period from and including the date of early termination to but excluding the Maturity Date and divided by (iv) 360.

“Effective Date” means the date on which the conditions specified in Section 4.1 (Conditions to Effectiveness of Commitment) are satisfied (or waived in writing by the Noteholder).

“Eligible Net Asset Value” means, at any time, the Gross Portfolio Value at such time as adjusted according to the haircuts as described in Exhibit E (Investment Guidelines and Portfolio Requirements).

“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) and subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA (other than a Multiemployer Plan), then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Issuer or any ERISA Affiliate.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, the Issuer, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

Schedule 1.1-9

“Event of Default” has the meaning assigned to such term in Article VII (Events of Default).

“Excess VFN Outstanding Amount” has the meaning set forth in Section 2.5(b) (Excess VFN Outstanding Amount).

“Excluded Taxes” means (i) income or franchise taxes imposed on (or measured by) the overall net income of the Noteholder by the jurisdiction (or any political subdivision thereof) under the laws of which such Noteholder is organized or in which its principal office or office that purchased, holds or owns its Note is located, unless such Taxes are imposed as a result of the Noteholder having executed, delivered or performed its obligations or received payments under or enforced this Agreement or any Note, (ii) any branch profits Taxes or any similar Tax imposed by any jurisdiction referred to in clause (i) above, (iii) any Taxes imposed, deducted or withheld on or from any amounts payable to any Transferee under any applicable law in effect at the time it becomes a Noteholder, or payable to any Noteholder under any applicable law in effect at the time it changes the office which holds or owns its Note (unless pursuant to Section

2.11 (Mitigation Obligations; Replacement of Noteholder)), except to the extent that the Noteholder or its assignor, if any, was entitled, at the time of change of office or assignment, to receive Additional Amounts from the Issuer with respect to such Taxes pursuant to Section 2.10(a) (Tax Gross Up), (iv) Taxes attributable to such Noteholder’s failure to comply with Section 2.10(f) (Delivery of Tax Forms), and (v) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Financial Statements” has the meaning specified in Section 3.6 (Financial Condition).

“Floor” means a rate of interest equal to [***]%.

“Foreign Noteholder” means a Noteholder that is not a U.S. Person.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, any supranational authority and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gross Portfolio Value” means, at any time, the Net Asset Value of Permitted Investments comprising the Collateral and subject to a first priority perfected security interest in favor of the Secured Party.

Schedule 1.1-10

“Illegality Event” means a Change in Law shall have occurred that causes the Transaction to be contrary to any applicable law, regulation or rule in any Governmental Authority.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Contingent Obligations, (viii) all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (x) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xi) obligations in respect of capital commitments and (xii) actual or contingent obligations of such Person in respect of Derivative Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by Issuer under this Agreement, a Note or any Transaction Document.

“Indemnitee” has the meaning specified in Section 9.4(b) (Indemnity). “Information” has the meaning specified in Section 9.5 (Confidentiality).

“Interest Payment Date” means, in respect of each Interest Period other than the final Interest Period, the last Business Day of such calendar quarter and, in respect of the final Interest Period, the Maturity Date.

“Interest Period” means, (i) initially, the period from and including the date of this Agreement up to but excluding the first Reset Date, and (ii) thereafter, the period from and including each Reset Date up to but excluding the immediately following Reset Date; provided that the final Interest Period shall end on and exclude the Maturity Date.

“Investment Advisers Act” means the U.S. Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

“Investment Company Act” means the U.S. Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

Schedule 1.1-11

“Investment Guidelines” has the meaning set forth in Exhibit E (Investment Guidelines and Portfolio Requirements).

“Investment Management Agreement” means the Investment Management Agreement, dated August 16, 2013 between the Issuer and the Investment Manager.

“Investment Manager” means Vivaldi Asset Management LLC, a Delaware limited liability company.

“Investment Sub-Advisory Agreement” means the Investment Sub-Advisory Agreement, dated August 16, 2013 between the Issuer, the Investment Manager and the Sub-Adviser.

“Issuer” has the meaning specified in the preamble to this Agreement.

“Issuer Early Termination” has the meaning specified in Section 2.14 (Issuer Early Termination).

“Issuer Early Termination Date” has the meaning specified in Section 2.14 (Issuer Early Termination).

“Key Person” means each of Jeff Vale and Milton Williams.

“Lien” means, with respect to any asset, (i) any mortgage, pledge, hypothecation, assignment, deposit agreement, encumbrance, lien (statutory or other), or preference, priority, adverse claim or other security agreement of any kind or nature whatsoever, on or of such asset, or (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

~~“London Banking Day” means any day on which commercial banks are open for general business (including dealings in U.S. Dollars) in London.~~

“Long Notice Drawdown” has the meaning specified in Section 2.2(a) (Drawdown Notice).

“Mandatory Prepayment Events” has the meaning set forth in Section 2.5 (Mandatory Prepayment Events).

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities (actual or contingent), operations, business prospects or financial condition, of any of the Issuer, the Investment Manager or the Sub-Adviser, taken as a whole, (ii) the ability of the Issuer to perform any of its obligations under the Transaction Documents, or (iii) the rights of or benefits available to the Noteholder under the Transaction Documents.

Schedule 1.1-12

“Material Adverse Fund Event” means the occurrence of any of the following:

(i)            the Investment Manager, the Sub-Adviser, the Custodian, the Administrator or the Auditor shall resign or shall cease to act in such respective capacity and the Issuer shall fail to immediately appoint a replacement acceptable to the Noteholder;

(ii)            a decrease in the Net Asset Value of the Issuer by a percentage equal to or greater than (A) 10% in any one month period (excluding, without limitation, as a result of redemptions, withdrawals, distributions or dividends effected in accordance with the Issuer's Constituent Documents), (B) 25% in any consecutive three-month period (including, without limitation, as a result of redemptions, withdrawals, distributions or dividends effected in accordance with the Issuer's Constituent Documents) or (C) 40% in any consecutive twelve-month period (including, without limitation, as a result of redemptions, withdrawals, distributions or dividends effected in accordance with the Issuer's Constituent Documents);

(iii)            as of any Business Day, the aggregate assets under management of the funds managed by the Sub-Adviser and Infinity Capital Management LLC is less than $250,000,000;

(iv)           any Key Person shall cease to be involved in the day-to-day operation of the Issuer;

(v)            one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Issuer, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach the Issuer’s assets to enforce any such judgment;

(vi)            the Issuer imposes or otherwise implements any restriction or limitation on redemptions (including without limitation by the introduction or use of gates, side-pockets, suspensions, or other limitations on redemption of the Issuer’s interests, or any reorganization or action that has a similar effect), or materially changes the liquidity terms provided to investors; or

(vii)            any other event shall occur that the Noteholder determines is reasonably likely to have a Material Adverse Effect.

“Maturity Date” means ~~July 28~~January 27, ~~2022~~2023 (subject to adjustment pursuant to ~~Sections~~Section 2.3(b) (Renewal)) or if such day is not a Business Day, the immediately preceding Business Day.

“Maturity Date Extension” has the meaning set forth in Section 2.3(b) (Renewal).

“Maximum Adjusted LTV Ratio” means (a) from May 28, 2020 through July 31, 2020, [***]% and (b) thereafter, [***]%.

“Maximum Commitment Amount” means an amount equal to $8,000,000.

“Maximum Rate” has the meaning set forth in Section 2.6(g) (Maximum Rate).

Schedule 1.1-13

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) and subject to ERISA then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Issuer or any ERISA Affiliate.

“Net Asset Value” means as of any date of determination with respect to the Issuer or a Permitted Investment, the net asset value of the Issuer or such Permitted Investment, as determined by the Calculation Agent, based on the most recent estimated value or valuation report provided in accordance with the Reporting Requirements set forth in Section 5.1 (Reporting Requirements) herein; provided that if a valuation report (i) is not timely provided or delivered to the Calculation Agent or (ii) in the Calculation Agent’s determination, does not appropriately reflect the net asset value of the Issuer or a Permitted Investment, the Calculation Agent shall determine the value of the Issuer or a Permitted Investment and such determination shall be the Net Asset Value for such date.

“Note” means the registered variable funding note of the Issuer under this Agreement and any additional variable funding notes issued by the Issuer in accordance with Section 8.1 (Registration, Registration of Transfer, Transfer Restrictions).

“Noteholder” means UBS AG, Stamford Branch and any subsequent owner of a Note as set forth herein.

“Optional Prepayment” has the meaning set forth in Section 2.4(a) (Prepayment Right).

“Optional Prepayment Date” has the meaning set forth in Section 2.4(b) (Notice and Amount of Optional Prepayment).

“Other Taxes” means any and all present or future stamp, court, recording, intangible, filing or documentary taxes or any other excise, value added or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, a Note or any Transaction Document.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended.

“Permitted Fund” means the private fund assets specified in Exhibit E (Investment Guidelines and Portfolio Requirements) that are credited to the Custody Account from time to time. For the avoidance of doubt, a Permitted Fund will not be credited toward the Adjusted Net Asset Value unless and until the Permitted Fund has issued a contract note or similar confirmation to the Custodian evidencing the registration of the pledged Permitted Fund interests in the name of the Custodian for the benefit of the Issuer, and the Custodian has provided a statement to the Secured Party showing the pledged Permitted Fund interests as held in the Custody Account.

Schedule 1.1-14

“Permitted Investments” means the assets specified in Exhibit E (Investment Guidelines and Portfolio Requirements) that are credited to the Custody Accounts from time to time.

“Permitted Liens” means: (i) Liens imposed by law for Taxes or other governmental charges that are not yet due or are being contested in compliance with Section 5.7 (Regulatory and Tax Status; Payment of Obligations) and (ii) Liens in favor of the Custodian in respect of custodial fees, each incurred or undertaken in the ordinary course of business.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Qualified Institutional Buyer” has the meaning specified in Rule 144A, as amended, under the Securities Act.

“Qualified Purchaser” has the meaning specified in Section 2(a)(51) of the Investment Company Act.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means ~~the Board of Governors of the~~ Federal Reserve ~~System~~Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board or the Federal Reserve Bank of New York, or any successor thereto.

“Renewal Date” means January 29, 2021 and the last day of each six month period thereafter, as determined by the Calculation Agent, or if such day is not a Business Day, the immediately preceding Business Day.

“Reporting Requirements” has the meaning specified in Section 5.1 (Reporting Requirements).

“Reset Date” means the last Business Day of each calendar quarter from the date of this Agreement to and including the Maturity Date.

“Restricted Payment” means, with respect to any Person, any dividend, redemption or other distribution (whether in cash, securities or other property) to an equity owner of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any equity interest of such person or of any option, warrant or other right to acquire any such equity interest.

Schedule 1.1-15

“RIC” means a Person that qualifies as a “regulated investment company” within the meaning of Section 851(a) and Section 851(b) of the Code and that is taxable under Section 852(b) of the Code by reason of having satisfied the conditions contained in Section 852(a) of the Code.

“Sanctions” has the meaning specified in Section 3.16(b) (Anti-Terrorism Law).

“Schedule of Drawdowns and Principal Repayments” means the schedule in the form attached to the Note.

“Secured Obligations” has the meaning assigned to it in the Security Agreement.

“Secured Party” has the meaning assigned to it under the Security Agreement.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

“Security Agreement” means the Security Agreement, dated as of September 4, 2014 between the Issuer, in its capacity as pledgor, and the Secured Party, entered into in connection with this Agreement and governed by New York law, as amended, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement and the Control Agreement, and any annexes, schedules or supplements thereto and any documents delivered in connection therewith.

“Short Notice Drawdown” has the meaning specified in Section 2.2(a) (Drawdown Notice).

“Similar Law” has the meaning specified in Section 3.21 (ERISA).

“SOFR” means a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published by~~as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) ~~on~~.

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at ~~http://www.newyorkfed.org (~~http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the ~~administrator of the secured overnight financing rate~~SOFR Administrator from time to time~~)~~.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

Schedule 1.1-16

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spread” has the meaning specified in Section 2.6(f) (Spread).

“Sub-Adviser” means Infinity Capital Advisors, LLC, a Georgia limited liability company.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with U.S. GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including penalties, interest and additions to tax.

~~“Term SOFR” means for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

“Termination Date” means with respect to the Noteholder, the earlier to occur of (i) the Maturity Date and (ii) a date on which the Commitment is terminated, and, in each case, the aggregate VFN Outstanding Amount (together with any Accrued Interest, any Commitment Fee and any other costs, fees or other amounts due or payable by the Issuer under the Transaction Documents) is paid in full.

“Transaction” means the execution, delivery and performance by the Issuer of this Agreement and the Security Documents, the issuance of the Note hereunder, and the use of the proceeds thereof and the creation, perfection and enforcement of any security interest created under the Security Documents.

Schedule 1.1-17

“Transaction Documents” means this Agreement, the Security Agreement, the Control Agreement, the Note and the other documents and agreements entered into or delivered in connection therewith, each dated on, prior to or after the date hereof, as such agreements and documents may be amended from time to time pursuant to the terms hereof.

“Transferee” means a transferee in respect of the Note in accordance with Section 8.1(a) (Transfers).

“UBS” means UBS AG, Stamford Branch, or any of its Affiliates as shall be notified to the Issuer in writing from time to time.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York (the “New York UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction or jurisdictions for purposes of any provisions hereof relating to perfection or priority and for purposes of any definitions related to such provisions.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“VFN Outstanding Amount” means, with respect to a Note, at any time, the outstanding principal amount of such Note at such time.

Schedule 1.1-18

SCHEDULE 2.1

LIST OF AUTHORIZED OFFICERS

NAME	TITLE

Michael Peck	President

Randal Golden	Treasurer

John Canning	Chief Compliance Officer

Benjamin Schmidt	Secretary

Schedule 2.01-1

EXHIBIT A

FORM OF VARIABLE FUNDING NOTE

[                             ], [            ]

Infinity Core Alternative Fund, a closed-end management investment company organized as a Maryland business trust (the “Issuer”), promises to pay to UBS AG, Stamford Branch (the “Noteholder”) (i) the VFN Outstanding Amount plus (ii) Accrued Interest thereon, in immediately available funds at the designated office of the Noteholder, in the amounts and on the dates set forth in the Note Purchase Agreement.

Interest shall accrue daily and shall be payable on each Interest Payment Date in an amount equal to (i) the VFN Outstanding Amount of each Note multiplied by (ii) an annual rate equal to the Applicable Interest Rate plus the Spread multiplied by (iii) the actual number of days in the Interest Period and divided by (iv) 360 (such interest, the “Accrued Interest”) or as otherwise provided in this Note and the Note Purchase Agreement. The Accrued Interest on the Note shall be payable together with the principal on the Note at such times and on such terms as provided in this Note and the Note Purchase Agreement.

The Noteholder shall, and is hereby authorized to, record the date and amount of each Drawdown and the date and amount of each principal repayment hereunder on the Schedule of Drawdowns and Principal Repayments annexed hereto and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided that the failure of the Noteholder to make such recordation (or any error in such recordation) shall not affect the obligations of the Issuer hereunder or under the Note Purchase Agreement.

This Note is a variable funding note (a “Note”) issued pursuant to, and is entitled to the benefits of, the Note Purchase Agreement, dated as of September 4, 2014 (as amended, from time to time, the “Note Purchase Agreement”; capitalized terms used but not defined herein shall have the respective meanings given thereto in the Note Purchase Agreement) by and between the Issuer and the Noteholder, to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.

This Note shall be construed in accordance with and governed by the law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Noteholder may otherwise have to bring any action or proceeding relating to this Note against the Issuer or its properties in the courts of any jurisdiction.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR REGULATORY AUTHORITY OF ANY STATE. THIS NOTE HAS BEEN OFFERED AND SOLD PRIVATELY. THE OWNER HEREOF ACKNOWLEDGES THAT THIS NOTE IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE OFFERED OR SOLD EXCEPT IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION TO A TRANSFEREE THAT (A) THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“QUALIFIED PURCHASER”), AND (C) IS AN AFFILIATE OF THE SELLER OR, IF NOT AN AFFILIATE OF THE SELLER, HAS PREVIOUSLY DELIVERED A CERTIFICATE TO THE ISSUER SUBSTANTIALLY IN THE FORM OF EXHIBIT C (FORM OF TRANSFEREE CERTIFICATE) TO THE NOTE PURCHASE AGREEMENT.

Infinity Core Alternative Fund

By:
Name:
Title:

ANNEX

Schedule of Drawdowns and Principal Repayments

Increase
		Drawdown/	(Decrease) in
		Repayment/	VFN Outstanding	Resulting VFN
Date	Price Paid	Transfer	Amount	Outstanding Amount
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

EXHIBIT B

FORM OF DRAWDOWN NOTICE

[DATE]

To:	UBS AG, Stamford Branch c/o UBS Securities LLC [***]

[***]

Attn:  [***]

Email:  [***]

Fax:  [***]

with a copy to:

UBS AG, Stamford Branch

[***]

[***]

Attn:  [***]

Email:  [***]

Re:	Drawdown under Note Purchase Agreement, dated as of September 4, 2014 by and between Infinity Core Alternative Fund (the “Issuer”) and UBS AG, Stamford Branch (as amended, the “Note Purchase Agreement”); terms used herein but not defined herein shall have the respective meanings given thereto in the Note Purchase Agreement

Ladies and Gentlemen:

The Issuer hereby requests a Drawdown pursuant to Section 2.2 (Drawdowns) of the Note Purchase Agreement:

1.            The Drawdown Date for the Drawdown requested hereby (the “Subject Drawdown”) is [                  ], which is a Business Day permitted as a Drawdown Date pursuant to Section 2.2 (Drawdowns) of the Note Purchase Agreement.

2.            The Drawdown Principal Amount requested to be drawn down hereby is $[                 ].

3.            The Subject Drawdown is a [Short Notice Drawdown/Long Notice Drawdown].

4.            The VFN Outstanding Amount before giving effect to the Subject Drawdown is $[                 ], and the VFN Outstanding Amount after giving effect to the Subject Drawdown would be $[                 ].

5.             The Gross Portfolio Value (after giving effect to any known redemptions) is $[          ], based on the most recent date for which information is available.

6.            The Eligible Net Asset value (after giving effect to any known redemptions) is $[          ], based on the most recent date for which information is available.

7.            The Adjusted LTV Ratio before giving effect to the Subject Drawdown is [    ]%, and the Adjusted LTV Ratio after giving effect to the Subject Drawdown is [    ]%, which does not exceed the Maximum Adjusted LTV Ratio.

8.            The undersigned hereby certifies and represents that each of the applicable conditions set forth in Section 4.2 (Conditions to Drawdown) of the Note Purchase Agreement to the making of the Subject Drawdown have been satisfied and that the representations and warranties set forth in Section 4.2 (Conditions to Drawdown) are true and correct as of the date of this Drawdown Notice.

Very truly yours,

Infinity Core Alternative Fund

By:	[signature of Authorized Officer]
Name:
Title:

EXHIBIT C

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFER OF NOTE

[h], 201[_]

[                                ]

Re:	Note Purchase Agreement dated as of September 4, 2014.

Note Purchase Agreement dated as of September 4, 2014 (the “Agreement”) by and among The Infinity Core Alternative Fund (the “Issuer”), and UBS AG, Stamford Branch (the “Noteholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. We (the “Transferee”) are purchasing a Note.

The Transferee hereby represents, warrants, covenants and acknowledges for the benefit of the Issuer and the Noteholder that:

1.	The Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Note under the Securities Act or otherwise. The Transferee represents that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, is entering into the Transaction in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder, and it is a Qualified Purchaser as defined in Section 2(a)(51) of the Investment Company Act.

2.	It is acquiring the Note as principal solely for its own account and it will provide notice of the relevant transfer restrictions to subsequent transferees.

3.	It understands that pursuant to the terms of the Note Agreement, the Issuer has agreed that the Note Certificate representing the Note will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR REGULATORY AUTHORITY OF ANY STATE. THIS NOTE HAS BEEN OFFERED AND SOLD PRIVATELY. THE OWNER HEREOF ACKNOWLEDGES THAT THIS NOTE IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE OFFERED OR SOLD EXCEPT IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION TO A TRANSFEREE THAT (A) THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IS A QUALIFIED PURCHASER WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“QUALIFIED PURCHASER”), AND (C) IS AN AFFILIATE OF THE SELLER OR, IF NOT AN AFFILIATE OF THE SELLER, HAS PREVIOUSLY DELIVERED A CERTIFICATE TO THE ISSUER SUBSTANTIALLY IN THE FORM OF EXHIBIT C (FORM OF TRANSFEREE CERTIFICATE) TO THE NOTE PURCHASE AGREEMENT.

C-1

4.	It has all requisite power and authority to purchase and own the Note and does so in compliance with all laws and regulations applicable to it, including any and all applicable Anti-Terrorism Laws.

5.	It understands that the Issuer, the Noteholder and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

6.	It understands that the Note Agreement shall be binding upon it and shall inure to the benefit of it as Transferee and Noteholder thereunder in respect of its Note.

Name of Purchaser:

Dated:

By:
Name:
Title:

Taxpayer identification number:

Address for notices:	Wire transfer information for payments: Bank: Address: Bank ABA#: Account #: FAO: Attention:

Telephone:
Facsimile:
Attention:

C-2

EXHIBIT D

FORM OF MONTHLY REPORT

Monthly risk report with portfolio breakdown by portfolio manager, value (net asset value in the case of a fund, managed account or fund of funds), position size, liquidity information (initial lock up, investment date, liquidity frequency, notice period), strategy allocations and performance of the Permitted Investments and such other information as the parties may agree from time to time, in substantially the form attached hereto.

[***]

D-1

EXHIBIT E

PART A - INVESTMENT GUIDELINES

1	Permitted Investments

“Permitted Investment” shall mean an investment of the Issuer credited to the Custody Accounts and qualifying as a Permitted Fund or a Cash Equivalent. Qualification of an investment as a Permitted Fund or a Cash Equivalent shall be determined by the Calculation Agent in its sole and absolute discretion.

Investment in any asset which may have a negative value (e.g., margin accounts, partly paid investments, certain managed accounts) or in private equity or any other investment subject to a capital call or similar feature shall be prohibited without the Calculation Agent’s consent. Any asset which may have a negative value or any private equity investment, in each case, to which the Calculation Agent has consented will have a value determined by the Calculation Agent (which value may be negative) when computing the Gross Portfolio Value.

“Permitted Fund” must satisfy all of the following criteria, as determined by the Calculation Agent from time to time:

(i)	Limited Liability. It must be a limited partnership, limited liability company, managed account, hedge fund, exchange traded fund or other entity that provides limited liability to an investor;

(ii)	Permitted Strategy. It must pursue a Permitted Strategy as set forth in paragraph 4 below.

(iii)	Financial Reporting. It must publish monthly net asset value information within 35 days of month end and audited annual financial information conforming to international standards and audited by an acceptable accounting firm within 270 days of year end; and there must not have occurred any interruption, delay, breakdown or suspension for a material period of time of the calculation or publication of the net asset value or other financial information compared to the regular calculation and/or publication periods for such information as set forth in its relevant offering or constituent documents;

(iv)	Liquidity. Its value or liquidity must not be materially impaired, including without limitation due to the occurrence or announcement of any suspension of redemptions, side pocket, fund-level redemption gate, redemption-in-kind or settlement of redemptions more than 30 days after a relevant redemption date, regardless of whether such actions are disclosed or permitted in the relevant offering or constituent documents of such fund. For the avoidance of doubt, in the event of a side pocket, the portion of a fund that is not subject to the side pocket may qualify as a Permitted Fund;

(v)	Misconduct or Regulatory Action. It and its general partner, managing member, investment manager and any Affiliate, officer, employee, or agent of such entity must not (i) be subject to any action, investigation, inquiry, suit or other proceeding by or before any arbitrator, self-regulatory organization or Governmental Authority for reasons of any alleged wrongdoing, breach of any law, rule or any regulation or other similar reason or (ii) be accused, by any Person, of wrongdoing, fraud, breach of any law, rule or any regulation or other similar conduct.

(vi)	Due Diligence. It must not fail due diligence conducted from time to time by UBS AG, Stamford Branch or its affiliate, as determined consistently for similar transactions that UBS has entered into.

“Cash Equivalent” means (i) a residual cash balance or receivable denominated in US Dollars, Euros, Pound Sterling, Swiss Francs or Japanese Yen, (ii) a money market cash instrument with a counterparty having a short-term credit rating of at least A-1 by Standard & Poor’s or P-1 by Moody’s and (iii) a share or other interest in a money market cash instrument fund deemed acceptable by the Calculation Agent, in each case held at a depository institution acceptable to the Calculation Agent.

The Gross Portfolio Value shall be reduced by an amount determined by application of the haircuts set forth below. Haircuts will be applied in the order listed below. For the avoidance of doubt, after each haircut is applied, the Net Asset Value of each affected Permitted Fund will be adjusted by the Calculation Agent to account for the effect of such haircut (the resulting net asset value of a Permitted Fund, the “Adjusted Net Asset Value” and the resulting aggregate net asset value of Permitted Investments, the “Adjusted Gross Portfolio Value”). All determinations in respect of haircuts shall be made by the Calculation Agent in its sole and absolute discretion.

2	Fund and Manager Diversification

Single Fund Haircut: If the Net Asset Value of a single Permitted Fund shall represent more than 15.0% of the Gross Portfolio Value, the excess over 15.0% shall be deemed to have a value of zero when computing the Eligible Net Asset Value.

Affiliate Fund Haircut: If the aggregate Adjusted Net Asset Value of Permitted Investments managed by the Investment Manager, the Sub-Adviser or any of their affiliates (including for this purpose, any Permitted Investment with a joint investment manager that is an affiliate of the Investment Manager, the Sub-Adviser or any of their Affiliates) shall represent more than 15.0% of the Adjusted Gross Portfolio Value, the excess over 15.0% shall be deemed to have a value of zero when computing the Eligible Net Asset Value.

Investment Manager Haircut: If the aggregate Adjusted Net Asset Value of Permitted Investments managed by the same Fund Management Group shall represent more than 20.0% of the Adjusted Gross Portfolio Value, the excess over 20.0% shall be deemed to have a value of zero when computing the Eligible Net Asset Value.

For purposes of the Investment Manager Haircut, “Fund Management Group” means those Permitted Investments having investment managers that are affiliates (including for this purpose, any Permitted Investment that has a joint investment manager which is an affiliate of another Permitted Investment’s investment manager).

Three Fund Haircut: If the aggregate Adjusted Net Asset Value of the three (3) largest positions in Permitted Funds shall represent more than 37.5% of the Adjusted Gross Portfolio Value, the excess over 37.5% shall be deemed to have a value of zero when computing the Eligible Net Asset Value.

Five Fund Haircut: If the aggregate Adjusted Net Asset Value of the five (5) largest positions in Permitted Funds shall represent more than 55.0% of the Adjusted Gross Portfolio Value, the excess over 55.0% shall be deemed to have a value of zero when computing the Eligible Net Asset Value.

3	Redemption Fees

Soft Lock-Up Haircut: The Adjusted Net Asset Value of any Permitted Fund that is subject to a redemption fee shall be reduced by the amount of such redemption fee when computing the Eligible Net Asset Value.

4	Strategy Diversification

Strategy Haircut: The table below sets forth the strategies and sub-strategies (each, a “Permitted Strategy”) and the maximum Adjusted Net Asset Value of Permitted Funds that may be allocated to each such Permitted Strategy, expressed as a percentage of the Adjusted Gross Portfolio Value (the “Maximum Strategy Allocation”). If the aggregate Adjusted Net Asset Value of Permitted Investments following a particular Permitted Strategy shall exceed the Maximum Strategy Allocation specified for such Permitted Strategy, the excess over the Maximum Strategy Allocation shall be deemed to have a value of zero when computing the Eligible Net Asset Value.

The classification of each Permitted Fund will be determined by the Calculation Agent.

Permitted Strategy	Maximum Strategy Allocation

Hedged Equity Strategies	40.0%
• Equity Sector – Long/Short • Equity Sector – Long Biased • Equity Sector – Short Biased • Statistical Arbitrage • Market Neutral Event Driven	25.0%
• Event Driven – Risk Arbitrage • Event Driven - Distressed
• Event Driven – Multi-Strategy • Special Situations Relative Value Strategies	25.0%
• Convertible Arbitrage • Index Arbitrage • Volatility Arbitrage • Capital Structure Arbitrage Multi-Strategy	100.0%
• Diversified • Fund of Funds Fixed Income and Credit Strategies	25.0%
• Distressed Credit • Fixed Income Relative Value • Asset Backed and MBS • Direct Lending (fully funded) Global Macro and CTA	25.0%
• Global Macro • CTA Discretionary • CTA Systematic

Excluded investment strategies include without limitation Life Settlement, Royalty Trusts, PIPE Funds, Catastrophe Risk and Leveraged Fund of Funds.

For purposes of this Strategy Haircut, the Calculation Agent shall determine what portion of the Adjusted Net Asset Value of a Permitted Fund shall be allocated to a particular strategy. Permitted Funds that are funds of hedge funds will have their respective strategies determined by the Calculation Agent by looking to the strategy of the underlying funds in which they invest.

5	Track Record

Track Record Haircut:

If the aggregate Adjusted Net Asset Value of Permitted Investments with a Track Record of 18 months or less shall represent more than 20.0% of the Adjusted Gross Portfolio Value, the excess over 20.0% shall be deemed to have a value of zero when computing the Eligible Net Asset Value.

“Track Record” means, with respect to any Permitted Fund, the period of time that the relevant investment manager has continuously served as an investment manager for the Permitted Fund preceding the date of determination and for which audited financial statements are available.

6	Liquidity Haircut

Liquidity Haircut is the portion of the aggregate Adjusted Net Asset Value of Permitted Investments that does not meet the following Liquidity Test.

(i)	The aggregate Adjusted Net Asset Value of Permitted Investments with a redemption cycle of 135 days or fewer must represent at least 35.0% of the Adjusted Net Asset Value of Permitted Investments.

(ii)	The aggregate Adjusted Net Asset Value of Permitted Investments with a redemption cycle of 150 days or fewer must represent at least 45.0% of the Adjusted Net Asset Value of Permitted Investments.

(iii)	The aggregate Adjusted Net Asset Value of Permitted Investments with a redemption cycle of 185 days or fewer must represent at least 65.0% of the Adjusted Net Asset Value of Permitted Investments.

(iv)	The aggregate Adjusted Net Asset Value of Permitted Investments with a redemption cycle of 365 days or fewer must represent at least 100.0% of the Adjusted Net Asset Value of Permitted Investments.

For the purpose of this paragraph 7, the “redemption cycle” of a Permitted Investment is equal to the maximum number of days that would be required to redeem the Permitted Investment and includes any notice period, redemption period and lock-up period.

Therefore, for a quarterly liquidity fund with no lock-up that requires 95 days’ notice prior to the quarterly redemption date, the redemption cycle will be 185 days, as an investor is deemed to give notice at the most inconvenient date.

PART B - PORTFOLIO REQUIREMENTS

Capitalized terms used herein shall have the meanings ascribed to them in the Agreement, unless otherwise specified. All determinations in respect of these portfolio requirements shall be made by the Calculation Agent in its sole and absolute discretion.

The Eligible Investments shall at all times satisfy the following requirements:

1	Number of Permitted Investments

The portfolio of Permitted Investments shall consist of no fewer than 7 Permitted Investments. At least 7 of such Permitted Investments must each represent at least 2.00% of the Gross Portfolio Value. For the avoidance of doubt, Cash Equivalents representing 2.00% or more of the Gross Portfolio Value shall qualify as one (1) Permitted Investment in satisfaction of this portfolio requirement.

EXHIBIT F

[Reserved]

F-1

EXHIBIT G-1

U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to the Note Purchase Agreement dated as of September 4, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Infinity Core Alternative Fund (the “Issuer”), and UBS AG, Stamford Branch, as Noteholder.

Pursuant to the provisions of Section 2.10(f) of the Agreement (Delivery of Tax Forms), the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section, (iii) it is not a ten percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Issuer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Issuer, and (2) the undersigned shall have at all times furnished the Issuer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF NOTEHOLDER]

By:
Name:
Title:

Date:              , 20   ]

G-1

EXHIBIT G-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of September 4, 2014 (as amended, supplemented or otherwise modified from time to time, the “NPA”), between Infinity Core Alternative Fund (the “Issuer”) and each Noteholder from time to time party thereto.

Pursuant to the provisions of the NPA, the undersigned hereby certifies that (i) it is the sole record owner of the Notes in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Notes, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Issuer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Issuer, and (2) the undersigned shall have at all times furnished the Issuer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the NPA and used herein shall have the meanings given to them in the NPA.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 2014

G-2

EXHIBIT H

FORM OF OPTIONAL REPAYMENT NOTICE

[DATE]

To:	UBS AG, Stamford Branch c/o UBS Securities LLC [***]

[***]

Attn: [***]

Email: [***]

with a copy to:

UBS AG, Stamford Branch
[***]

[***]

Attn: [***]

Email: [***]

Re: Optional Prepayment under Note Purchase Agreement, dated as of September 4, 2014 by and      between Infinity Core Alternative Fund (the “Issuer”) and UBS AG, Stamford Branch (as amended, the “Note Purchase Agreement”); terms used herein but not defined herein shall have the respective meanings given thereto in the Note Purchase Agreement

Ladies and Gentlemen:

The Issuer hereby notifies UBS that it will make an Optional Prepayment pursuant to Section 2.4 (Optional Prepayment) of the Note Purchase Agreement:

The Optional Prepayment Date for the Optional Prepayment to be made hereby is [                      ], which is a Business Day.

The VFN Outstanding amount to be prepaid hereby is $[                ].

The Accrued Interest to be prepaid hereby is $[   ].

The amount due to the Noteholder under Section 2.8 (Break Funding Payments) of the Note Purchase Agreement to be paid hereby is $[      ].

H-1

Very truly yours,

[ ]

By:	[signature of Authorized Officer]
Name:
Title

H-2